UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]       Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       DELTA AND PINE LAND COMPANY
          -----------------------------------------------------

             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          -----------------------------------------------------

   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ ]       No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.        Title of each class of securities to which transaction applies:

          Common Stock, par value $0.10 ("D&PL common stock")

2.        Aggregate number of securities to which transaction applies:
          39,243,648 (as of October 6, 2006)

3. Includes (i) 36,437,131 outstanding shares of D&PL common stock as of October 6, 2006; (ii) options to purchase 2,696,512 shares of D&PL common stock outstanding as of October 6, 2006 with exercise prices below $42.00 per share; (iii) 95,143 shares of D&PL restricted common stock issued and outstanding as of October 6, 2006; and (iv) 14,862 shares of D&PL common stock reserved for issuance with respect to outstanding restricted stock units as of October 6, 2006.


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          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee was determined based upon the sum of (a) 36,532,274 shares of D&PL common stock (including restricted common stock) outstanding multiplied by $42.00 per share; (b) 2,696,512 shares of D&PL common stock subject to outstanding options with exercise prices below $42.00, multiplied by $18.52 per share (which is the excess of $42.00 over the weighted average exercise price per share of these stock options); and (c) 14,862 shares of D&PL common stock issuable pursuant to outstanding restricted stock units multiplied by $42.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the amounts calculated pursuant to clauses (a), (b) and (c) of the preceding sentence.

4.        Proposed maximum aggregate value of transaction: $1,584,919,114

5.        Total fee paid: $169,586.35

[ ]       Fee paid previously with preliminary materials:

[ ]       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1.    Amount Previously Paid:
                2.    Form, Schedule or Registration Statement No.:
                3.    Filing Party:
                4.    Date Filed:

                                     - 2 -


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              PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

                                         , 2006

Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of Delta and Pine Land Company, which will be held at The Peabody Hotel, 149
Union Avenue, Memphis, Tennessee 38103 on         , 2006, beginning at 10:00
a.m., Central Standard Time.

     At the special meeting, we will ask you to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 14, 2006, among Monsanto Corporation ("Monsanto"), Monsanto Sub, Inc. and Delta and Pine Land Company ("D&PL," "we," "us," or "our"), providing for the acquisition of D&PL by Monsanto. If the merger is completed, D&PL will become a wholly-owned subsidiary of Monsanto, and you will receive $42.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own and you will cease to have an ownership interest in the continuing business of D&PL. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement and you are encouraged to read it in its entirety.

     After careful consideration, our board of directors has unanimously approved the merger agreement and determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, D&PL and its stockholders. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     The proxy statement attached to this letter provides you with information about the merger and the special meeting. Please read the entire proxy statement carefully. You may also obtain additional information about us from documents we filed with the Securities and Exchange Commission.

     Your Vote is Very Important. The merger cannot be completed unless D&PL stockholders holding a majority of the outstanding shares entitled to vote at the special meeting of stockholders vote to adopt the merger agreement. If you do not vote, it will have the same effect as a vote against the adoption of the merger agreement.

     Whether or not you plan to attend the special meeting in person, please complete, sign, date and return promptly the enclosed proxy card or vote electronically via the internet or by telephone. If you hold shares through a broker, trustee or other nominee, you should follow the procedures provided by your broker, trustee or nominee. These actions will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

     If you have any questions or need assistance voting your shares, please call Georgeson Shareholder Communications, Inc., which is assisting us, toll free at (866) 296-6841.

     On behalf of our board of directors, I thank you in advance for your cooperation and continued support.

On behalf of your board of directors,

Jon E. M. Jacoby
Chairman of the Board

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This proxy statement is dated          , 2006 and is first being
           mailed to stockholders on or about           , 2006.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON          , 2006

TO THE STOCKHOLDERS OF DELTA AND PINE LAND COMPANY:

     NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Delta and Pine Land Company will be held at The Peabody Hotel, 149 Union Avenue,
Memphis, Tennessee 38103 on           , 2006, beginning at 10:00 a.m., Central
Standard Time, for the following purposes:

1. ADOPTION OF THE MERGER AGREEMENT WITH MONSANTO CORPORATION. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 14, 2006, among Monsanto Corporation, Monsanto Sub, Inc. and Delta and Pine Land Company.

2. ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

3. OTHER MATTERS. To transact such other business as may properly come before the meeting or any properly reconvened meeting following any adjournment or postponement thereof.

     Only stockholders of record of our common stock as of the close of
business on         , 2006 will be entitled to notice of, and to vote at, the
special meeting and any adjournment or postponement of the special meeting. Holders of D&PL common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See "Appraisal Rights" on page 62.

     Your vote is important, regardless of the number of shares of our common stock you own. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote as of the record date. The approval of the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies requires the affirmative vote of a majority of the votes cast at the special meeting. Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote "FOR" the adoption of the merger agreement, "FOR" the proposal to adjourn or postpone the meeting, if necessary or appropriate, to permit further solicitation of proxies, and in accordance with the recommendation of our board of directors on any other matters properly brought before the meeting for a vote. You may also vote your shares by proxy using a toll-free number or the internet. We have provided instructions on the proxy card for using these convenient services.

     If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement, but will not affect the adjournment or postponement of the special meeting, if necessary or appropriate, to permit further solicitation of proxies. If you are a stockholder of record and wish to vote in person at the special meeting, you may withdraw your proxy and vote in person.

     Please carefully read the proxy statement and other material concerning our company, the merger and the other proposals enclosed with this notice for a more complete statement regarding the matters to be acted upon at the special meeting.

            PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

By order of the board of directors,
Jerome C. Hafter
Secretary

          , 2006


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                              TABLE OF CONTENTS
                              -----------------

                                                                          PAGE
                                                                          ----

SUMMARY......................................................................1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER...............5
CAUTION REGARDING FORWARD-LOOKING STATEMENTS................................11
THE SPECIAL MEETING OF STOCKHOLDERS.........................................12
  Date, Time and Place......................................................12
  Purpose of the Special Meeting............................................12
  Recommendation of Our Board of Directors..................................12
  Record Date; Stock Entitled To Vote; Quorum...............................12
  Vote Required.............................................................12
  Voting of Proxies.........................................................13
  Revocability of Proxies...................................................13
  Solicitation of Proxies...................................................14
  Assistance................................................................14
  Other Business............................................................14
THE PARTIES TO THE MERGER AGREEMENT.........................................16
  General...................................................................16
  Past Contacts, Transactions or Negotiations...............................16
THE MERGER..................................................................18
  Background of the Merger..................................................18
  Our Reasons for the Merger................................................21
  Recommendation of Our Board of Directors..................................24
  Opinion of D&PL's Financial Advisor.......................................24
  Certain Effects of the Merger.............................................28
  Effects on Us if the Merger is Not Completed..............................29
  Interests of Certain Parties in the Merger................................30
  Appraisal Rights..........................................................36
  Delisting and Deregistration of Our Common Stock..........................36
  Accounting Treatment......................................................36
  Material United States Federal Income Tax Consequences of the Merger......36
  Regulatory Approvals......................................................38
PROPOSAL 1 - THE MERGER AGREEMENT...........................................40
  The Merger................................................................40
  Timing of the Merger......................................................40
  Directors and Officers of Surviving Corporation...........................40
  Consideration to be Received by the Company's Stockholders in the Merger..40
  Payment for Shares........................................................40
  Treatment of Stock Options and Company Awards.............................41
  Representations and Warranties............................................41
  Covenants of D&PL.........................................................44
  Covenants of Monsanto and Monsanto Sub, Inc...............................50
  Covenants of Monsanto and Us..............................................51
  Conditions to the Merger..................................................54
  Termination of the Merger Agreement.......................................55
  Effect of Termination.....................................................56
  Amendment, Extension and Waiver...........................................60
  Specific Performance......................................................60
  Miscellaneous.............................................................60
APPRAISAL RIGHTS............................................................62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................66
PROPOSAL 2 - ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.............67
OTHER MATTERS...............................................................68
FUTURE STOCKHOLDER PROPOSALS................................................69

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                              TABLE OF CONTENTS
                              -----------------
                                 (continued)
                                                                          PAGE
                                                                          ----

  Stockholder Proposals.....................................................69
  Nomination of Director Candidates.........................................69
  Copy of Bylaw Provisions..................................................69
WHERE YOU CAN FIND MORE INFORMATION.........................................70
INCORPORATION BY REFERENCE..................................................71
APPENDIX A       AGREEMENT AND PLAN OF MERGER................................A
APPENDIX B       OPINION OF UBS SECURITIES LLC DATED AUGUST 14, 2006.........B
APPENDIX C       APPRAISAL RIGHTS............................................C

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the appendices attached to this proxy statement and the documents to which we refer. The Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of August 14, 2006, among Monsanto, Monsanto Sub, Inc. and D&PL, is attached as Appendix A to this proxy statement. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary.

THE PARTIES TO THE MERGER AGREEMENT (PAGE 16)

     D&PL, a Delaware corporation, and our subsidiaries are primarily engaged in the breeding, production, conditioning and marketing of proprietary varieties of cotton planting seed in the United States and other cotton producing nations. We also breed, produce, condition and market soybean planting seed in the United States.

     Monsanto, along with its subsidiaries, is a leading global provider of agricultural products for farmers. Monsanto produces leading seed brands, including DEKALB(R), ASGROW(R), SEMINIS(R) and STONEVILLE(R), and develops biotechnology traits that assist farmers in controlling insects and weeds. Monsanto provides other seed companies with genetic material and biotechnology traits for their seed brands. Monsanto also manufactures ROUNDUP(R) herbicide and other herbicides. Monsanto's seeds, biotechnology trait products and herbicides provide growers with solutions that improve productivity, reduce the costs of farming, and produce healthier foods for consumers and better feed for animals. Monsanto also provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics. Monsanto manages its business in two segments: Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment consists of the global seeds and traits businesses and genetic technology platforms. The Agricultural Productivity segment consists of the crop protection products (ROUNDUP(R) and other glyphosate-based herbicides and selective chemistries), animal agriculture businesses and lawn-and-garden herbicide products.

     Monsanto Sub, Inc., a Delaware corporation, is a direct wholly-owned subsidiary of Monsanto, formed solely for the purpose of facilitating the merger.

THE MERGER (PAGE 18)

     You are being asked to vote to adopt a merger agreement providing for the acquisition of D&PL by Monsanto. Upon the terms and subject to the conditions contained in the merger agreement, Monsanto Sub, Inc., a wholly-owned subsidiary of Monsanto, will be merged with and into D&PL. As a result of the merger, we will cease to be a publicly traded company and will become a wholly-owned subsidiary of Monsanto.

MERGER CONSIDERATION (PAGE 40)

     If the merger is completed, each holder of shares of our common stock outstanding immediately prior to the merger (other than us, Monsanto, any subsidiary of Monsanto and any holder who is entitled to and properly exercises appraisal rights in compliance with the required procedures under the Delaware General Corporation Law, or the DGCL) will be entitled to receive $42.00 per share in cash, without interest and less applicable withholding taxes, or the merger consideration. Monsanto is the only holder of our Series M Convertible Non-Voting Preferred Stock, or the preferred stock. Upon completion of the merger, the preferred stock will be cancelled and no payment will be made to Monsanto with respect to the preferred stock.

EFFECT ON STOCK OPTIONS, RESTRICTED STOCK AND RESTRICTED STOCK UNITS (PAGE 41)

     Upon completion of the merger:

o each holder of an outstanding stock option to purchase our common stock whether or not vested, will be entitled to receive a cash payment (less withholding taxes) equal to the excess of the merger consideration over the exercise price per share of the stock option, multiplied by the number of shares of common stock subject to the stock option; and

o each holder of an outstanding equity award, including restricted stock and restricted stock units but excluding stock options, whether or not vested, will be entitled to receive a cash payment (less withholding taxes and without interest) equal to the merger consideration in respect of each share of common stock represented by these awards.

     Upon completion of the merger, all of the outstanding stock options and other outstanding equity awards, including all outstanding shares of restricted stock and all restricted stock units, will be cancelled and terminated.

CONDITIONS TO THE MERGER (PAGE 54)

     We and Monsanto will not complete the merger unless a number of conditions are satisfied or waived, as applicable, including the adoption by our stockholders of the merger agreement, and the expiration or termination of any applicable waiting period in the United States under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and under the competition laws of Spain.

EFFECTIVE TIME OF THE MERGER (PAGE 40)

     If our stockholders adopt the merger agreement, the merger will become effective no later than the third business day after the other conditions set forth in the merger agreement have been satisfied or waived or at such other time as we and Monsanto may agree in writing.

TERMINATION OF THE MERGER AGREEMENT (PAGE 55)

     Subject to certain limitations set forth in the merger agreement, either we or Monsanto can terminate the merger agreement under certain circumstances, including if the other party breaches any of its representations, warranties, covenants or agreements in a manner that would result in the failure of certain closing conditions set forth in the merger agreement to be satisfied, or if the merger is not completed by a specified date. Monsanto can terminate the merger agreement if our board of directors withdraws, modifies or changes its recommendation or approval of the merger agreement or the merger in a manner adverse to Monsanto, if our board of directors approves, endorses or recommends an acquisition transaction other than the Monsanto merger or if our stockholders do not approve the merger agreement. We can terminate the merger agreement prior to the date of the special meeting in order to enter into a definitive acquisition agreement with a third party that our board of directors has determined, in good faith after consultation with our outside legal counsel and our financial advisor, is more favorable to our stockholders than the merger with Monsanto, which we refer to herein as a superior proposal, provided that prior to any such termination, we must comply with certain terms set forth in the merger agreement which are described in this proxy statement.

NO SOLICITATION OF OTHER OFFERS (PAGE 47)

     The merger agreement does not permit us to solicit other acquisition proposals. Prior to the date of the special meeting, we are permitted to respond to a bona fide unsolicited written acquisition proposal from a credible third party that is not subject to any material financing uncertainties and that our board of directors determines in good faith, after consultation with our outside legal counsel and our financial advisor, is, or could reasonably result in, a superior proposal. In addition, prior to the date of the special meeting, we may terminate the merger agreement and enter into an agreement in respect of a superior proposal, so long as such action is taken in response to a bona fide unsolicited written acquisition proposal from a credible third party that is not subject to any material financing uncertainties and that our board of directors determines in good faith, after consultation with our outside legal counsel and our financial advisor, is a superior proposal. We may only enter into such an agreement and terminate the merger agreement after furnishing to Monsanto three business days' notice of our intention to enter into an agreement in respect of a superior proposal and furnishing Monsanto the opportunity to improve the terms of its offer.

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RECOMMENDATION OF OUR BOARD OF DIRECTORS (PAGE 24)

     After due discussion and due consideration, our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, D&PL and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

REASONS FOR THE MERGER (PAGE 21)

     In making its recommendation that you vote "FOR" the adoption of the merger agreement, our board of directors considered a number of factors more fully described under the caption entitled "Our Reasons for the Merger."

SPECIAL MEETING; QUORUM; MERGER VOTE (PAGE 12)

     We will hold the special meeting at The Peabody Hotel, 149 Union Avenue, Memphis, Tennessee 38103 on 2006, beginning at 10:00 a.m., Central Standard Time. The holders of a majority of the outstanding shares of our common stock entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. The vote required to approve Proposal 1, adoption of the merger agreement, is the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting, and the vote required to approve Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, is the affirmative vote of a majority of the votes cast at the special meeting.

OPINION OF D&PL'S FINANCIAL ADVISOR (PAGE 24 AND APPENDIX B)

     In connection with the merger, our board of directors received a written opinion from our financial advisor, UBS Securities LLC, or UBS, as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received by holders of our common stock (other than Monsanto, Monsanto Sub, Inc. and their respective affiliates). The full text of UBS' written opinion, dated August 14, 2006, is attached to this proxy statement as Appendix B. Holders of D&PL common stock are encouraged to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS' OPINION WAS PROVIDED TO OUR BOARD OF DIRECTORS IN CONNECTION WITH ITS EVALUATION OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE OR ACT WITH RESPECT TO THE MERGER.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 36)

     For U.S. federal income tax purposes, the merger will be treated as a sale of the shares of our common stock for cash by each of our stockholders. As a result, in general, each stockholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in the merger and such stockholder's adjusted tax basis in the shares surrendered. Such gain or loss will be capital gain or loss if the shares of common stock surrendered are held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the shares of common stock have a holding period of more than one year at the time of the merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the merger.

INTERESTS OF CERTAIN PARTIES IN THE MERGER (PAGE 30)

     Certain parties may have interests in the merger that are different from, or in addition to, yours, including the following:

o our directors and executive officers hold stock options, restricted stock and restricted stock units which will vest and be converted into the right to receive $42.00 (net of any exercise price) for each share of common stock represented by these awards upon completion of the merger;

o we have entered into agreements with each of our executive officers that provide for payments upon a change in control, or upon termination of employment following a change in control, and for the continuation of certain payments and benefits in order to induce the executive to remain in our employ, the aggregate cost of which will be approximately $21.5 million as further discussed under the caption entitled "Interests of Certain Parties in the Merger", and to ensure his or her continued dedication and efforts without undue concern for his or her personal financial and employment security; and

o under the merger agreement, our officers and directors will be indemnified by Monsanto and us against certain liabilities and we or Monsanto will maintain in effect directors' and officers' liability insurance on behalf of those directors and officers.

     Our board of directors was aware of these interests and considered them, among other matters, in making its decisions.

APPRAISAL RIGHTS (PAGE 62 AND APPENDIX C)

     Pursuant to section 262 of the DGCL our stockholders have the right to dissent from the merger and receive a cash payment for the judicially determined fair value of their shares of our common stock. The judicially determined fair value under section 262 could be greater than, equal to or less than the $42.00 per share that our stockholders are entitled to receive in the merger. Stockholders that wish to exercise their appraisal rights must not vote in favor of the adoption of the merger agreement and must strictly comply with all of the procedures required by the DGCL.

REGULATORY APPROVALS (PAGE 38)

     The merger is subject to the HSR Act. On August 28, 2006, we and Monsanto each filed the required notification and report forms under the HSR Act with the Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and on September 27, 2006, the Antitrust Division issued a request for additional information and documentary material, which is referred to as a second request, to us and Monsanto. We and Monsanto will also be required to obtain approval of the merger from governmental competition authorities in Spain, and on September 19, 2006, Monsanto filed the required notification in Spain on behalf of both parties. The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities. The merger agreement that we had entered into with Monsanto on May 8, 1998 was not completed because in 1999 Monsanto terminated its efforts to gain government approval of the merger by withdrawing its pre-merger notification filed pursuant to the HSR Act. Although there can be no assurances, our board of directors concluded, after consulting with legal counsel, that antitrust approvals are reasonably likely to be obtained for this merger. In reaching this conclusion, our board of directors took into consideration, (i) Monsanto's commitments under the merger agreement, including the obligation to promptly offer to divest the United States cottonseed business acquired by Monsanto in 2005, which encompasses the STONEVILLE(R) and NEXGEN(R) brands, and (ii) the incentive for Monsanto to obtain the requisite approvals with respect to antitrust and competition law matters created by the $600 million termination fee payable to us by Monsanto in the event that these approvals are not obtained, as more fully described in this proxy statement.

        QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

     The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as our stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendixes to this proxy statement and the documents referred to in this proxy statement.

Q:   WHAT IS THE DATE, TIME AND PLACE OF THE SPECIAL MEETING?

A:   The  special  meeting  of our  stockholders  will be held at The  Peabody
Hotel, 149  Union  Avenue,  Memphis,  Tennessee  38103  on             , 2006,
beginning at 10:00 a.m., Central Standard Time.

Q:   WHO IS SOLICITING MY PROXY?

A:   This proxy is being solicited by D&PL.

Q:   WHAT AM I BEING ASKED TO VOTE ON?

A:   You are being asked to consider and vote on the following:

     o    Proposal 1, adoption of the merger agreement;

     o Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement; and

     o the transaction of any other business that may properly come before the special meeting or any properly reconvened meeting following any adjournments or postponements thereof.

Q:   WHAT IS THE PROPOSED TRANSACTION?

A: Once the merger agreement has been adopted by our stockholders and the other closing conditions have been satisfied or waived, we will merge with Monsanto Sub, Inc., and Monsanto will be our sole stockholder. Each of our stockholders (other than us, Monsanto, any subsidiary of Monsanto and any stockholder who is entitled to and properly exercises appraisal rights in compliance with the required procedures under the DGCL) will receive $42.00 per share in cash, without interest and less any applicable withholding tax, for each share of our common stock they own.

Q:   HOW DOES OUR BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:   Our board of directors unanimously recommends that you vote:

     o    "FOR" Proposal 1, the adoption of the merger agreement; and

     o "FOR" Proposal 2, the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

Q:   WHAT VOTE OF OUR STOCKHOLDERS IS REQUIRED TO APPROVE THE PROPOSALS?

A:   The votes required to approve the proposals are as follows:

     o Proposal 1, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting; and

o Proposal 2, the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:   Only stockholders of record as of the close of business on        , 2006,
the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the
record date.  On the record date,      shares of our common stock, held by
approximately        holders of record, were outstanding and entitled to be
voted at the special meeting.

Q:   HOW MANY SHARES MUST BE PRESENT OR REPRESENTED AT THE SPECIAL  MEETING IN
ORDER TO CONDUCT BUSINESS?

A: Holders of a majority of the shares of our common stock entitled to vote must be present in person or represented by proxy before we may transact business at the special meeting. This is called a "quorum". Both abstentions and broker non-votes (which are discussed below) are counted for the purpose of determining the presence of a quorum.

Q:   WHAT DO I NEED TO DO NOW? HOW DO I VOTE?

A: We urge you to read this proxy statement, including its appendices, carefully, and to consider how the merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by taking one of the following actions:

     o complete, sign, date and mail each proxy card accompanying this proxy statement and return it in the envelope provided;

     o    using  a  touch-tone  telephone,  call  toll  free       and  follow
          the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your telephone vote is quick, confidential and immediate. Please note that all votes cast by telephone must be completed and submitted prior to , 2006 at Central Standard Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail; or

     o    visit        the        internet        voting        site        at
          http://www.illinoisstocktransfer.com and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your internet vote is quick, confidential  and  immediate.  Please  note that all  votes  cast by
          internet must be completed and submitted  prior to            , 2006
          at         Central  Standard Time.  Your  internet  vote  authorizes
          the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a "secured" web page site. Your software and/or internet provider must be "enabled" to access this site. Please call your software or internet provider for further information if needed. If you vote by internet, please do not return your proxy card by mail.

Please do NOT send in your stock certificates at this time.

     If your shares of our common stock are held in "street name" by your broker, trustee or other nominee be sure to give your broker, trustee or nominee instructions on how you want to vote your shares because they will not be able to vote on the merger proposal without instructions from you. See the question below "If my broker, trustee or other nominee holds my shares in `street name,' will it vote my shares for me?"

Q:   HOW ARE VOTES COUNTED?

A: For Proposal 1, the adoption of the merger agreement, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will not count as a vote cast on Proposal 1 but will count for the purpose of determining whether a quorum is present. As a result, if you "ABSTAIN" it has the same effect as a vote "AGAINST" the adoption of the merger agreement.

     For Proposal 2, the approval of the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies, you may vote "FOR," "AGAINST" or "ABSTAIN." An abstention will not count as a vote cast on Proposal 2 but will count for the purpose of determining whether a quorum is present. If you "ABSTAIN" from voting on Proposal 2, it will have no effect on the outcome of the vote.

     If you sign and return your proxy but do not indicate how you want to vote, your proxy will be voted "FOR" Proposal 1, adoption of the merger agreement, "FOR" Proposal 2, approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendation of our board of directors on any other matters properly brought before the special meeting for a vote.

Q:   IF MY  BROKER,  TRUSTEE  OR OTHER  NOMINEE  HOLDS MY SHARES  IN  "STREET
NAME," WILL IT VOTE MY SHARES FOR ME?

A: Yes, but only if you provide specific instructions to your broker, trustee or nominee on how to vote. You should follow the directions provided by your broker, trustee or nominee regarding how to instruct that person to vote your shares. Unless you follow the instructions, your shares will not be voted. If your broker, trustee or nominee does not vote your shares because you fail to provide voting instructions, the effect will be a vote against Proposal 1 because adoption of this Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting. A broker non-vote will not count as a vote cast on Proposal 2 and will not affect the outcome of the vote.

Q:   MAY I VOTE IN PERSON?

A: Yes. Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the special meeting. Even if you plan to attend the special meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Q:   WHAT IS THE  DIFFERENCE  BETWEEN  HOLDING  SHARES  AS  A  STOCKHOLDER  OF
RECORD AND AS A BENEFICIAL OWNER?

A: Most of our stockholders hold their shares through a broker, trustee or other nominee (such as a bank) rather than directly in their own name. As summarized below, there are some distinctions between shares owned of record and those owned beneficially.

     o Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Illinois Stock Transfer Company, you are considered to be the stockholder of record with respect to those shares and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the special meeting. We have enclosed a proxy card for you to use.

     o Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee (such as a bank), you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the special meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee to vote your shares.

Q:   MAY I ATTEND THE SPECIAL MEETING?

A: You are entitled to attend the special meeting only if you were a stockholder of record as of the close of business on the record date or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through our defined contribution plan under section 401(k) of the Code, or the 401(k) plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the special meeting. If you are not a stockholder of record but hold shares in "street name" through a broker, trustee or other nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior
to                , 2006,  a  copy  of  the  voting  instruction card provided to you by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification and comply with the procedures outlined above, you will not be admitted to the special meeting.

     The meeting will begin promptly at 10:00 a.m., Central Standard Time. Check-in will begin at 9:00 a.m., Central Standard Time, and you should allow ample time for the check-in procedures.

Q:   WHEN SHOULD I RETURN MY PROXY CARD?

A:   You  should  return  your proxy  card  as soon as  possible  so that your shares will be voted at the special meeting.

Q:   MAY I CHANGE MY  VOTE AFTER I HAVE  MAILED MY SIGNED  PROXY CARD OR AFTER
I HAVE VOTED ELECTRONICALLY VIA THE INTERNET OR BY PHONE?

A: Yes. You may change your vote at any time before the shares of our common stock reflected on your proxy card are voted at the special meeting. If your shares are registered in your name, you can do this in one of three ways:

     o first, you can deliver to our Secretary a written notice (dated later than the date of your proxy card or the date on which you voted electronically via the internet or by telephone) stating that you would like to revoke your proxy;

     o second, you can complete, execute and deliver to our Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the special meeting; or

     o    third, you can attend the meeting and vote in person.

     Any written notice of revocation should be delivered to our Secretary at or before the taking of the vote at the special meeting. Revocation of your proxy without any further action will mean your shares will not be voted at the special meeting or counted toward satisfying the quorum requirements. Your attendance at the special meeting will not revoke your proxy unless you specifically request to vote at the special meeting.

     If you have instructed your broker, trustee or nominee to vote your shares, you must follow directions received from your broker, trustee or nominee to change your vote. You cannot vote shares held in "street name" by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy from the broker, trustee or nominee that is the record holder of your shares.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATE(S) NOW?

A: No. After the merger is completed, you will receive written instructions, including a letter of transmittal, for exchanging your shares of our common stock for the merger consideration of $42.00 per share in cash, without interest and less any applicable withholding tax.

Q:   WHO WILL BEAR THE COST OF THE SOLICITATION?

A: The expense of soliciting proxies in the enclosed form will be borne by D&PL. We have retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $10,000 plus reimbursement of out-of-pocket fees and expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:   You  may  receive  more  than  one  set of  voting  materials,  including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:   HOW CAN I OBTAIN A SEPARATE SET OF VOTING MATERIALS?

A: If you share an address with another stockholder, you may receive only one set of proxy materials, unless you have provided contrary instructions.
However, each stockholder will receive his or her own proxy card. If you wish to receive a separate set of proxy materials, please call Georgeson Shareholder Communications, Inc. at (866) 296-6841, toll-free, to request a separate copy of these materials. You will be provided with a separate copy of the materials, free of charge, if you request them.

Q:   WHAT HAPPENS IF I TRANSFER MY SHARES BEFORE THE SPECIAL MEETING?

A: The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $42.00 per share in cash to be received by our stockholders in the merger. In order to receive the $42.00 per share, you must hold your shares through completion of the merger.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible, but we cannot predict the exact timing. We expect to complete the merger no later than three business days after obtaining stockholder approval, assuming that all other closing conditions contained in the merger agreement have been satisfied or waived at that time. See "Proposal 1 - The Merger Agreement - Conditions to the Merger" on page 54.

Q:   WHEN WILL I RECEIVE THE CASH CONSIDERATION FOR MY SHARES?

A: After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration to be paid in the merger. When you properly complete and return the required documentation described in the written instructions, you will receive from the paying agent a payment of the cash consideration for your shares.

Q:   AM I ENTITLED  TO EXERCISE  APPRAISAL  RIGHTS  INSTEAD OF  RECEIVING  THE
MERGER CONSIDERATION FOR MY SHARES?

A: Yes. As a holder of our common stock, you are entitled to appraisal rights under the DGCL in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption entitled "Appraisal Rights" on page 62.

Q:   WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have additional questions about the special meeting or the merger, including the procedures for voting your shares, or if you would like additional copies, without charge, of this proxy statement, you should contact our proxy solicitation agent, Georgeson Shareholder Communications, Inc. at (866) 296-6841, toll-free. If your shares are held by a broker, trustee or other nominee, you may also call your broker, trustee or nominee for additional information.

                 CAUTION REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. Generally these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "should," "plan," "intend," "project" and similar expressions. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control. Those risks include, without limitation:

     o the satisfaction of the conditions to consummate the merger, including the adoption of the merger agreement by our stockholders;

     o the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a $15 million termination fee to Monsanto;

     o the effect of the announcement of the merger on our customer and vendor relationships, operating results and business generally;

     o the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of a share of our common stock;

     o the potential adverse effect on our business and operations because of certain covenants we agreed to in the merger agreement;

     o increases in operating costs resulting from the expenses related to the proposed merger;

     o our inability to retain and, if necessary, attract key employees, particularly in light of the proposed merger;

     o the risk that we may be subject to litigation in connection with the proposed merger;

     o risks related to diverting management's attention from ongoing business operations; and

     o other risks detailed in our current filings with the SEC, including "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for our fiscal quarter ended May 31, 2006. See "Where You Can Find More Information" on page 70.

     We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

                      THE SPECIAL MEETING OF STOCKHOLDERS

     This proxy statement is furnished in connection with the solicitation of proxies in connection with a special meeting of our stockholders.

DATE, TIME AND PLACE

     We will hold the special meeting at The Peabody Hotel,  149 Union Avenue,
Memphis,  Tennessee 38103 on          , 2006, beginning at 10:00 a.m., Central
Standard Time.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, we will ask you to (1) adopt the merger agreement and (2) approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. In addition, you will be asked to transact any other business that is properly brought before the special meeting. We are not aware of any additional business that may come before the special meeting.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our board of directors unanimously (1) approved and adopted the merger agreement and approved the merger and the transactions contemplated by the merger agreement and (2) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, D&PL and our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of our common stock at the close of business on , 2006, the record date, are entitled to notice of and to vote at the special meeting. On the record date, shares of our common stock were issued and outstanding and held by approximately holders of record. Each holder of record of our common stock will be entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement, the proposal to adjourn or postpone the special meeting, if necessary or appropriate, and any other business that may come before the special meeting.

     The holders of a majority of the outstanding shares of our common stock entitled to vote must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker non-votes as discussed below, for the purpose of establishing a quorum. If a quorum is not present at the special meeting, the holders of a majority of the common stock represented at the special meeting may adjourn the meeting to solicit additional proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

     If you hold shares beneficially in street name and do not provide your broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker, trustee or nominee is not permitted to vote on the matter without instructions from the beneficial owner and instructions are not given. A broker non-vote will have the effect of a vote against Proposal 1 because approval of Proposal 1 requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the special meeting. A broker non-vote will not count as a vote cast on Proposal 2 and will not affect the outcome of the vote.

VOTE REQUIRED

     The adoption of the merger agreement requires the affirmative vote of the shares representing a majority of the outstanding shares entitled to vote on the merger agreement at the special meeting. If you abstain from voting, either in person or by proxy, or do not instruct your broker, trustee or other nominee how to vote your shares, it will effectively count as a vote against the adoption of the merger agreement. The affirmative vote of a majority of the votes cast is required for approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement.

VOTING OF PROXIES

     To vote your shares, please take one of the following options;

     o complete, sign, date and mail each proxy card accompanying this proxy statement and return it in the envelope provided;

     o    using a touch-tone  telephone,  call toll free           and  follow
          the instructions. When asked for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your telephone vote is quick, confidential and immediate. Please note that all votes cast
          by telephone must be completed and submitted  prior to        , 2006
          at       Central  Standard  Time.  Your  telephone  vote  authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you vote by telephone, please do not return your proxy card by mail; or

     o    visit        the        internet        voting        site        at
          http://www.illinoisstocktransfer.com and follow the instructions on the screen. When prompted for your voter control number, enter the number printed just above your name on the front of the proxy card accompanying this proxy statement. Your internet vote is quick, confidential  and  immediate.  Please  note that all  votes  cast by
          internet must be completed and submitted  prior to         , 2006 at
                 Central Standard Time. Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a "secured" web page site. Your software and/or internet provider must be "enabled" to access this site. Please call your software or internet provider for further information if needed. If you vote by internet, please do not return your proxy card by mail.

Voting your proxy does not limit your right to vote in person should you decide to attend the special meeting. If your shares are held in the name of a broker, trustee or other nominee, you will be provided voting instructions from that entity and, in order to vote at the special meeting, you must obtain a legal proxy, executed in your name, from that entity.

     If you return your proxy card and it is completed, signed and dated, your shares will be voted at the special meeting in accordance with your instructions. If you return your proxy card and it is unsigned, then your vote cannot be counted. If you return your proxy card and it is signed and dated, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement, and in accordance with the recommendation of our board of directors on any other matters properly brought before the special meeting for a vote.

     Stockholders who hold their shares of our common stock in "street name," meaning in the name of a broker, trustee or other nominee who is the record holder, should follow the directions provided by their broker, trustee or nominee regarding how to instruct that entity to vote their shares.

     We do not expect that any matter other than the ones discussed in this proxy statement will be brought before the special meeting. If, however, any other matters are properly presented, the persons named as proxies will vote in accordance with the recommendation of our board of directors on any other matters so presented.

     DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY. A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF YOUR STOCK CERTIFICATES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

REVOCABILITY OF PROXIES

     If you hold your shares in your name, you have the unconditional right to revoke your proxy at any time prior to its exercise by employing any of the following three methods:

     o first, you can deliver to our Secretary, at our principal executive offices located at One Cotton Row, Scott, Mississippi 38772, a written notice (dated later than the date of your proxy card) stating that you would like to revoke your proxy;

     o second, you can complete, execute and deliver to our Secretary a new, later-dated proxy card for the same shares, provided the new proxy card is received before the polls close at the special meeting; or

     o    third, you can attend the special meeting and vote in person.

     Any written notice of revocation should be delivered to our Secretary at or before the taking of the vote at the special meeting. Revocation of your proxy, without any further action, will mean your shares will not be voted at the special meeting or counted towards satisfying the quorum requirements. Your attendance at the special meeting will not revoke your proxy unless you specifically request to vote at the special meeting.

     If you have instructed your broker, trustee or other nominee to vote your shares, you must follow directions received from that entity to change your vote. You cannot vote shares held in "street name" by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy from your broker, trustee or nominee.

SOLICITATION OF PROXIES

     D&PL is soliciting your proxy. In addition to the solicitation of proxies by use of the mail, officers and other employees of D&PL may solicit the return of proxies by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will bear all costs of preparing, assembling, printing and mailing the notice of special meeting of stockholders, this proxy statement, the enclosed proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

     We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for the special meeting. Georgeson Shareholder Communications, Inc. will receive a base fee of $10,000 plus reimbursement of out-of-pocket fees and expenses.

ASSISTANCE

     Stockholders who have questions regarding the materials, need assistance voting their shares or require additional copies of the proxy statement or proxy card should contact or call (toll-free):

                  Georgeson Shareholder Communications, Inc.
                                17 State Street
                              New York, NY 10004
                                (866) 296-6841

OTHER BUSINESS

     We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by the persons named as proxies on the proxy card in accordance with the recommendation of our board of directors.

     In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting. Any adjournment or postponement may be made without notice by an announcement made at the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies on the proxy card are asked to vote for one or more adjournments or postponements of the meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement, they will only have the authority to vote on such matter as instructed by you or your proxy or, if no instructions are provided, in favor of such adjournment or postponement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use.

                      THE PARTIES TO THE MERGER AGREEMENT

GENERAL

     D&PL, a Delaware corporation, and our subsidiaries are primarily engaged in the breeding, production, conditioning and marketing of proprietary varieties of cotton planting seed in the United States and other cotton producing nations. We also breed, produce, condition and market soybean planting seed in the United States. We have used our extensive classical plant breeding programs to develop a gene pool necessary for producing cotton varieties with improved agronomic traits important to farmers (such as crop yield) and to textile manufacturers (such as enhanced fiber characteristics). During the 1980's we began to market our products, primarily cottonseed, internationally. We sell our products in foreign countries through (i) export sales to distributors and (ii) direct in-country operations through either joint ventures or wholly-owned subsidiaries. Our principal executive offices are located at One Cotton Row, Scott, Mississippi 38772, and our telephone number is (662) 742-4000.

     Monsanto, along with its subsidiaries, is a leading global provider of agricultural products for farmers. Monsanto produces leading seed brands, including DEKALB(R), ASGROW(R), SEMINIS(R) and STONEVILLE(R), and develops biotechnology traits that assist farmers in controlling insects and weeds. Monsanto provides other seed companies with genetic material and biotechnology traits for their seed brands. Monsanto also manufactures ROUNDUP(R) herbicide and other herbicides. Monsanto's seeds, biotechnology trait products and herbicides provide growers with solutions that improve productivity, reduce the costs of farming, and produce healthier foods for consumers and better feed for animals. Monsanto also provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics. Monsanto manages its business in two segments: Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment consists of the global seeds and traits businesses and genetic technology platforms. The Agricultural Productivity segment consists of the crop protection products (ROUNDUP(R) and other glyphosate-based herbicides and selective chemistries), animal agriculture businesses and lawn-and-garden herbicide products. The principal executive offices of Monsanto are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and its telephone number is (314) 694-1000.

     Monsanto Sub, Inc., a Delaware corporation, is a direct wholly- owned subsidiary of Monsanto, formed solely for the purpose of facilitating the merger. The principal executive offices of Monsanto Sub, Inc. are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and its telephone number is (314) 694-1000.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

     We have had a commercial relationship with Monsanto since 1989, when we started performing research together. Since 1996 we have used Monsanto traits extensively in our germplasm pursuant to various license agreements. All but approximately 10% of the domestic cottonseed and virtually all soybean seed we sell contains one or more of Monsanto's traits. Our personnel have had extensive recurring contact with Monsanto personnel, both in our direct commercial relationships and in cotton industry-wide settings.

     We entered into a merger agreement with Monsanto on May 8, 1998, which we refer to as the 1998 merger agreement. On December 20, 1999, Monsanto withdrew its pre-merger notification filed pursuant to the HSR Act. On December 30, 1999, we filed suit in the First Judicial District of Bolivar County, Mississippi, seeking, among other things, the payment of the $81 million termination fee and related expenses that we believed were due pursuant to the 1998 merger agreement, compensatory damages and punitive damages. On January 2, 2000, we and Monsanto reached an agreement whereby we would withdraw the suit, without prejudice, for the purpose of negotiating a settlement of our claims, and Monsanto would immediately pay the $81 million termination fee and related expenses. On January 3, 2000, Monsanto paid us the $81 million termination fee and related expenses. On January 18, 2000, after unsuccessful negotiations, we re-filed our suit, which we refer to as the Monsanto litigation. We seek in excess of $1 billion in compensatory and $1 billion in punitive damages for breach of the 1998 merger agreement. On September 12, 2003, Monsanto amended its answer to include four counterclaims against us. Monsanto is seeking unspecified damages for its counterclaims, including the $81 million paid by Monsanto to D&PL as a termination fee and related expenses. We answered the counterclaims, denying all liability. On December 21, 2004, Monsanto filed a motion to amend its answer to withdraw two of its four counterclaims. On February 17, 2005, we filed a motion with the trial court to amend our complaint to add a claim against Monsanto for fraudulently inducing us to extend the deadline to complete the merger with Monsanto. As part of the current merger agreement, we and Monsanto have received a continuance of the Monsanto litigation and have agreed not to prosecute any claims or otherwise pursue the litigation until the earlier of the termination of the merger agreement or the effective time of the merger, although if the merger agreement is terminated for certain reasons, as set forth in the caption entitled "Part 1 - The Merger Agreement - Effect of Termination", the Monsanto litigation would be terminated and dismissed with prejudice. In connection with the execution of the current merger agreement, we, Monsanto and our respective affiliates also entered into three settlement agreements which resolve or stay three civil lawsuits, three arbitrations and several other commercial disputes between us and Monsanto, including an arbitration in which Monsanto was seeking to terminate our rights to utilize two transgenic cotton traits licensed to us by Monsanto, which has been terminated with prejudice. We refer to these matters and the Monsanto litigation collectively herein as the Monsanto disputes.

                                  THE MERGER

BACKGROUND OF THE MERGER

     During the fiscal years 2001 through 2006, our management had engaged in various discussions with a number of larger companies in the seed industry and in complementary industries. These discussions resulted in, among other things, a number of contractual and collaborative relationships. During the course of these discussions, the topic of a possible sale of the company was considered, and it became apparent that, in the context of placing a value on our company, none of these companies were willing to either consider making an offer in a price range that would be acceptable to D&PL or to attribute any meaningful value to the pending Monsanto litigation. In addition, some parties stated that they would not consider entering into a strategic transaction with D&PL as long as there was pending Monsanto-filed arbitration seeking to cancel our technology licenses. Furthermore, certain parties cited concerns about Monsanto potentially seeking a return of the $81 million termination fee it had paid as a result of the failed 1998 merger in its counterclaims to our suit, as discussed above.

     Our board of directors periodically reviews and assesses various strategic alternatives available to us. In each of fiscal years 2005 and 2006, our management and our financial advisor, UBS, participated in these discussions. On July 10, 2006, our board of directors met with our management and our financial advisor to discuss, among other things, the feasibility of D&PL pursuing our then current strategy as an independent company and the potential of pursuing a business combination transaction with another company in the seed industry or a complementary industry.

     Our board of directors and senior management have periodically reviewed and assessed our business strategy, the various trends and conditions impacting our business, and our ability to compete against companies with vastly more resources and research capabilities than we could employ. Over the course of the past year and a half, our senior management has reviewed a variety of strategic alternatives for D&PL. These alternatives included strategic corporate acquisitions, the acquisition of additional trait licenses, and the expansion of our international presence. Among the issues we considered was the acceptance of genetically modified cottonseed outside the United States, including the registration of new genetic traits abroad, negotiations between the United States and the World Trade Organization, and The Farm Security and Rural Investment Act of 2002, which is set to expire in 2007.

     We have had a long standing relationship with Monsanto dating back to 1989 when we entered into our first research agreement under which we first began introgressing Monsanto's Bt technology into our cotton germplasm. That original agreement and others with Monsanto were entered into and modified in the intervening years, and today over 90% of the domestic cottonseed we sell contains one or more of Monsanto's traits. In May 1998, we entered into the 1998 merger agreement with Monsanto, pursuant to which our stockholders would have received shares of common stock of Monsanto. The transaction was terminated by Monsanto in December 1999. In January 2000, we filed suit against Monsanto in Bolivar County, Mississippi alleging, among other things, that Monsanto had breached its obligations under the 1998 merger agreement. As more fully described above, shortly following the commencement of this suit, and in connection with an unsuccessful attempt to settle our claims against Monsanto, on January 3, 2000, Monsanto paid an $81 million termination fee and related expenses to D&PL. From the filing of that suit through August 14, 2006, we and Monsanto were involved in a number of other disputes described elsewhere in this proxy statement. We and Monsanto and our respective legal advisors met on several occasions from January 2000 up to June 2006 to discuss the possible settlement of some or all of the Monsanto disputes, but no accord was reached.

     On July 2, 2006, W.T. Jagodinski, our President and Chief Executive Officer, phoned Terrell K. Crews, Chief Financial Officer of Monsanto, to discuss certain business matters of interest to both parties. During that call Mr. Crews expressed his desire to meet and discuss a possible resolution of a number of the legal disputes between the two companies. On July 6, 2006, Mr. Crews phoned Mr. Jagodinski to congratulate D&PL on the financial results for the quarter and during the course of that call Mr. Crews requested a meeting on July 20 in Memphis, Tennessee, to discuss a global settlement proposal.

     On July 10, 2006, at the regularly scheduled meeting of our board of directors, Mr. Jagodinski briefed the board of directors on the conversations he had with Mr. Crews on July 2 and July 6. The board of directors instructed Mr. Jagodinski to continue discussions with Mr. Crews if and only if in the opinion of Mr. Jagodinski and our legal advisors the discussions represented substantive settlement discussions of the Monsanto disputes.

     On July 12, 2006, Mr. Jagodinski sent Mr. Crews an email stating our desire to continue discussions only in the event such discussions represented significant movement in Monsanto's position from previous settlement discussions that occurred as recently as April 2006.

     On July 17, 2006, Mr. Jagodinski and Mr. Crews exchanged emails scheduling a meeting on July 20 in Memphis, Tennessee.

     On July 20, 2006, Mr. Jagodinski and J. Patrick O'Malley, of Resolution Counsel, LLP, a counsel to D&PL, met with Mr. Crews and Charles Burson, then General Counsel of Monsanto, expecting to discuss the settlement of the many disputes between the two companies. However, at this meeting, Mr. Crews proposed to Mr. Jagodinski that D&PL should consider being acquired by Monsanto and indicated a price range for an acquisition of D&PL which represented a 7.6% premium over the closing price of D&PL common stock on July
20. At the time of these conversations, Monsanto was not aware of the required change in control payments that might be due under our commercial contracts. Mr. Jagodinski indicated that the price range was too low and did not reflect the value of D&PL. Additionally, Mr. Jagodinski expressed initial concerns regarding the antitrust aspects of any such transaction. Mr. Jagodinski and Mr. Crews agreed to a meeting between each company's antitrust teams in Washington D.C. at the earliest practical date. On July 25, 2006, Mr. Crews and Mr. Jagodinski mutually agreed to set July 28 as the date for the parties to meet with appropriate antitrust counsel from both sides. On July 27, 2006, Monsanto's counsel, delivered a proposed form of confidentiality agreement to our outside counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, or Fried Frank.

     On July 28, 2006, in Washington, D.C., Mr. Jagodinski, Kenneth Avery, our Vice President of Finance and Treasurer, Mr. O'Malley and Fried Frank met with Mr. Crews, Mr. Burson, other members of Monsanto management, and Monsanto's antitrust counsel to discuss the antitrust aspects of a potential acquisition transaction between us and Monsanto. On the same day, Mr. Jagodinski and Mr. Avery met with Mr. Crews and Jeffery Peterson, Vice President of Strategic Negotiations of Monsanto, to discuss the timing and framework of future discussions regarding the potential transaction.

     At the conclusion of this meeting, Mr. Jagodinski called a special meeting of our board of directors to be held on August 2, 2006 to update the board of directors on the results of the July 28 meetings. During the meeting of our board of directors, our counsel advised the board of directors regarding the regulatory aspects of the potential transaction, and the board of directors determined that management should continue discussions with Monsanto. Additionally, during the meeting of our board of directors, our counsel discussed the legal responsibilities of directors in the context of a possible sale transaction.

     Based upon the July 28 meetings with Monsanto, after conferring with D&PL directors, Mr. Jagodinski discussed with our financial advisor certain strategic alternatives, which included pricing issues, if our board of directors were to decide to pursue a sale of D&PL. Our senior management also consulted with our counsel regarding legal and structural issues relating to our strategic alternatives, including strategies for pursuing a potential transaction.

     On August 2, 2006, Mr. Jagodinski met with our legal and financial advisors to discuss potential transaction structures and strategies for moving forward with the potential sale of D&PL. After such discussions and with the concurrence of our board of directors, we concluded that it would be in D&PL's best interests to focus on a transaction with Monsanto and seek to conclude negotiations promptly and in a manner that would both avoid disruption of our business and minimize the risk of premature publicity. To meet these objectives, we concluded that Monsanto should be permitted access to certain non-public information and established August 13 as the target date for the completion of the sale negotiation process in light of the arbitration hearings scheduled to begin on the following day as described below. In advance of providing access to non-public information, we and Monsanto negotiated and signed the previously delivered confidentiality agreement.

     Because of the strategic importance of this acquisition opportunity to each of D&PL and Monsanto and Monsanto's familiarity with D&PL, we believed that the two companies could proceed quickly and confidentially. Mr. Jagodinski and R.D. Greene, our Senior Vice President of Corporate Development and International, contacted Mr. Crews on August 5, 2006 to further discuss Monsanto's interest in a potential sale transaction within a price range acceptable to D&PL. During that conversation, Mr. Jagodinski pointed to a per share price that was $40 or more as an indication of value that D&PL might find acceptable.

     On August 6, 2006, Mr. Crews phoned Mr. Jagodinski and indicated that they should talk further about the potential value Monsanto was willing to place on D&PL. Mr. Jagodinski and Mr. Crews agreed to discuss this further on August 7. On August 7, 2006, Mr. Crews called Mr. Jagodinski to further discuss the range of values and the deal terms that would be acceptable to D&PL. During the course of this conversation Mr. Jagodinski indicated again that Monsanto's offer needed to be $40 or more per share. Mr. Jagodinski and Mr. Crews further discussed the timing of the negotiations and Mr. Jagodinski noted that a number of his team members would have to be in Memphis, Tennessee, on August 14 to attend the hearings in an arbitration proceeding between Monsanto and D&PL scheduled to commence on that date, and that both sides would therefore need to work quickly in order to conclude the negotiation before the D&PL team would have to return to Memphis for the arbitration.

     On August 10, 2006, Willkie Farr & Gallagher LLP, or Willkie Farr, distributed an initial draft of the merger agreement to us. Between August 10 and August 14, various face-to-face meetings and teleconferences took place between our senior management and legal and financial advisors, and between members of senior management of D&PL and of Monsanto and their respective counsel and advisors. These discussions between us and Monsanto related to due diligence matters, valuation, the terms of the proposed merger agreement, as well as the terms and timetable for the potential settlement or continuance of the various disputes between us and Monsanto. During this period, we also responded to requests for additional information and documents from Monsanto. On August 12, 2006, Mr. Jagodinski and Mr. Crews met to discuss costs relating to the transaction, including professional fees, costs of compensation and change in control arrangements and other transaction costs and details. On August 13, Mr. Crews and Mr. Jagodinski met to discuss Monsanto's current thinking with respect to valuation. Mr. Crews stated that, because of the complex nature of the transaction, which would include both the purchase of D&PL and, in certain situations, the settlement of the various legal matters between the two companies, he believed that the parties should postpone the arbitration proceeding scheduled to begin the following day. After consultation with our board of directors, Mr. Jagodinski agreed to delay the arbitration proceeding for one day until August 15. After agreeing to several other key deal terms, Mr. Crews and Mr. Jagodinski agreed to a price of $42.00 per share in cash pending the approval of our board of directors.

     Also on August 13, our board of directors held a meeting, at which our legal and financial advisors were present, to discuss the proposed transaction. At this meeting, our counsel discussed the legal responsibilities of the directors in the context of a possible sale transaction and key issues in the merger agreement. Also at this meeting, our financial advisor discussed certain financial aspects of the proposed transaction. The independent board members also met in executive session without management present.

     On the morning of August 14, Willkie Farr distributed to us a revised draft of the merger agreement. Later in the day, Mr. Jagodinski, Mr. Greene, Mr. Avery and our various counsel met with Mr. Crews and other members of Monsanto management and their counsel to discuss the revised draft of the merger agreement. The discussion focused on conditions to closing, including regulatory conditions and obligations, remedies for failure to close, interim covenants and the scope of representations and warranties of D&PL. That same evening, Willkie Farr distributed a revised draft merger agreement to us and our counsel. Also that evening, our board of directors met with our senior management and legal and financial advisors to discuss Monsanto's revised offer of $42.00 per share, the $600 million termination fee payable to us by Monsanto in the event Monsanto does not obtain antitrust approval of the transaction, and other key provisions of the revised draft of the merger agreement, including provisions requiring the termination of all disputes between us and Monsanto in connection with a termination of the merger agreement under certain circumstances. Our counsel presented the material terms of the proposed merger agreement with Monsanto. Also at this meeting, UBS delivered its oral opinion, which was confirmed by delivery of a written opinion dated August 14, 2006, to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the merger consideration to be received by holders of our common stock (other than Monsanto, Monsanto Sub, Inc. and their respective affiliates) was fair, from a financial point of view, to such holders. After further discussions, our board of directors unanimously determined that the merger agreement and the merger was advisable and fair to, and in the best interests of, D&PL and our stockholders, approved the merger agreement and the transactions contemplated by the merger agreement, and recommended that the D&PL stockholders approve and adopt the merger agreement. Later on August 14, the parties executed the definitive merger agreement and related settlement agreements. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF D&PL VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OUR REASONS FOR THE MERGER

     Our board of directors has unanimously determined that the merger agreement and the merger is advisable and fair to, and in the best interests of, D&PL and our stockholders. In reaching its determination, our board of directors consulted with D&PL's management, as well as D&PL's legal and financial advisors, and considered the following material factors:

FACTORS RELATING TO THE TRANSACTION GENERALLY

     o Advantages of a Monsanto transaction. Our board of directors believes that the acquisition of D&PL, with our distinctive portfolio of germplasm, and our current technology relationship with Monsanto represents a unique strategic opportunity for Monsanto. Given the strategic importance of this opportunity to Monsanto, our board of directors believes that Monsanto is the company most likely to consummate a transaction within a price range acceptable to D&PL.

     o Access to future technologies. Monsanto has a record of successfully developing genetic traits for cotton. Currently, Monsanto is working on developing new traits for cotton, for many of which we do not currently have and perhaps could not attain licensing agreements. If we do not have access to this new technology, our business could be adversely affected, particularly if our competitors were to have access to such technology. Furthermore, we do not have the financial resources for research available to certain of our competitors and therefore may be at a disadvantage with respect to the development of new technologies.

     o Challenges faced by us as an independent company. In terms of maximizing stockholder value, our board of directors considered the substantial risks and uncertainties associated with remaining an independent public company, due to the competitive factors described above.

     o Opinion of our financial advisor. Our board of directors considered the financial presentation of UBS, including its opinion dated August 14, 2006, to our board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of our common stock (other than Monsanto, Monsanto Sub, Inc. and their respective affiliates), as more fully described below under the caption entitled "Opinion of D&PL's Financial Advisor."

FACTORS RELATING TO THE SPECIFIC TERMS OF THE MERGER AGREEMENT WITH MONSANTO

     o The merger consideration. The $42.00 per share to be received by our stockholders represents a substantial premium to the historic trading prices of D&PL common stock. The merger consideration represents a 15.9% premium over the closing price of D&PL common stock on August 14, 2006 (the trading day immediately preceding the date of the announcement of the merger agreement), a 22.1% premium over the average closing price of D&PL common stock over the 30 days preceding August 14, a 36.6% premium over the average closing price of D&PL common stock over the 90 days preceding August 14, a 42.3% premium over the average closing price of D&PL common stock over the 180 days preceding August 14, and a 55.9% premium over the average closing price of D&PL common stock over the one year period preceding August 14, 2006. The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

     o Terms of the merger agreement. Our board of directors considered the terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations (as well as the likelihood that such conditions would be satisfied), and the termination provisions contained in the merger agreement. In connection with the foregoing, our board of directors also evaluated the likely time period necessary to close the transaction.

     o Ability to respond to other indications of interest. Our board of directors considered the provisions of the merger agreement that permit us, in certain circumstances, to (i) furnish or disclose non-public information to, and negotiate, explore or otherwise engage in discussions with, a third party which has made a bona fide unsolicited written proposal or expression of interest with respect to an acquisition transaction and (ii) terminate the merger agreement in order to enter into a definitive agreement in respect of a superior proposal without paying Monsanto a termination fee. In considering these factors, our board of directors also considered the fact that, in the event it elected to terminate the merger agreement in order to enter into a definitive agreement in respect of a superior proposal, the Monsanto litigation would be terminated in all respects. See "Proposal 1 - The Merger Agreement - Covenants of D&PL - No Solicitation" on page 47.

     o Limited closing conditions. The merger agreement contains limited conditions to the obligation of Monsanto to complete the merger. Monsanto is generally obligated to close the merger notwithstanding any breaches of D&PL's representations and warranties, unless those breaches in the aggregate would have a material adverse effect on us and our subsidiaries taken as a whole. Our board of directors considered that the definition of material adverse effect, essentially an "out" under the merger agreement, had been narrowed by the exclusion of various occurrences, including: circumstances resulting from reductions in planted acreage that affect the cotton and soybean planting seed industries generally; and changes or effects relating to general political or economic conditions, or resulting from or arising out of developments or conditions in agricultural, credit, financial or securities markets in general, including any changes or effects caused by changes to governmental agricultural policies, except, in each case, to the extent that the applicable circumstances, changes or effects would affect us or our subsidiaries in a materially disproportionate manner when compared to the effects of these circumstances, changes or effects on other persons engaged in the cotton and soybean planting seed industries, in which event only the disproportionate amount is considered in determining whether there has been any material adverse effect. See "Proposal 1 - The Merger Agreement - Representations and Warranties" on page 41.

     o Antitrust Implications. Although there can be no assurances, our board of directors concluded, after consulting with counsel, that antitrust approvals for the merger are reasonably likely to be obtained, and in connection with reaching this conclusion, our board of directors took into consideration; (i) the fact that if all other conditions to closing are met, but Monsanto is unable to obtain the necessary antitrust approvals on or before February 14, 2007 (the initial outside date under the merger agreement), Monsanto is required to continue to pursue such approvals and the date for completion of the merger will automatically be extended for up to an additional six months beyond the initial February 14, 2007 outside date, as set forth in the section captioned "Proposal 1 - The Merger Agreement - Covenants of Monsanto and Us - Antitrust Matters" on
          page 52; (ii) Monsanto's other commitments under the merger agreement, including the obligation to promptly offer to divest the United States cottonseed business acquired by Monsanto in 2005, which encompasses the STONEVILLE(R) and NEXGEN(R) brands; and (iii) the incentive for Monsanto to obtain the requisite antitrust approvals created by the $600 million termination fee that is payable to us in certain circumstances, including if the merger agreement is terminated because the merger has not been completed by the outside date and at that time, the waiting period under the HSR Act or the competition laws of Spain has not expired or been terminated. In considering these factors, our board of directors also considered the fact that the Monsanto litigation will be terminated in all respects in the event that the merger agreement is terminated because the merger has not been completed by the outside date and at that time, the waiting period under the HSR Act or the competition laws of Spain has not expired or been terminated.

     o Certain effects of termination of the merger agreement. In addition to considering the implications of the transaction from an antitrust perspective (and the related implications in the event that the merger agreement is terminated due to antitrust matters, as described above), our board of directors considered the other consequences to D&PL in the event that the merger agreement is terminated. For example, our board of directors considered the fact that, in the event the merger agreement is terminated by Monsanto due to a breach of our representations and warranties that we have not cured or due to the merger not having been completed by the outside date and D&PL having experienced a material adverse change,
          (i) the obligations of the parties to obtain and maintain a continuance or stay in respect of the Monsanto litigation will terminate, and we will thereafter be permitted to pursue all rights and remedies that we may have in respect of the Monsanto litigation, and (ii) Monsanto's royalty percentage under certain agreements with us will be decreased from 71% to 60% pertaining to the use of Bollgard(R) technology and from 70% to 60% pertaining to the use of Roundup Ready(R) technology.

     o Other considerations relating to the Monsanto disputes. The outcome of any litigation or arbitration is inherently uncertain. After review with litigation counsel, our board of directors believed that the value of the Monsanto disputes to us was difficult to ascertain and was advised that third parties had concluded in the context of an acquisition of D&PL that they did not attribute significant value to the Monsanto litigation. In addition, our board of directors considered that (i) the termination of the lawsuits, arbitrations and other commercial disputes between us and Monsanto, including the arbitration proceeding in which Monsanto was seeking to terminate our right to use two transgenic traits that we license from Monsanto and (ii) the amendment of the terms of those licenses to avoid reoccurrence of the disputes in arbitration, could reduce any potential third party acquirer's concerns related to our licensing agreements, thereby eliminating a deterrent to those third parties that might have an interest in acquiring us.

     o Approval by our stockholders. The sale must be approved by our stockholders by vote of a simple majority of our outstanding shares. Accordingly, the sale will not be consummated unless the transaction is supported by such a majority.

POTENTIAL NEGATIVE FACTORS RELATING TO THE TRANSACTION

     In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

     o Exclusive nature of the negotiations between us and Monsanto. Our board of directors believed that there could be risks of jeopardizing Monsanto's willingness to proceed with a transaction and with regard to confidentiality in expanding the sale process. As mentioned above, other potential candidates to acquire D&PL had previously indicated their unwillingness to offer a value deemed adequate by our board of directors and also were concerned about the Monsanto disputes relating to our license agreements with Monsanto. At the same time, although the merger agreement precludes us from actively soliciting alternative proposals, subject to the limitations and restrictions contained in the merger agreement, our board of directors is permitted to furnish information to and conduct negotiations with a third party who submits an alternative proposal and to terminate the agreement with Monsanto if we receive a superior proposal. In the event that the merger agreement is terminated in connection with our acceptance of a superior proposal, we are not required to pay a termination fee to Monsanto, although in those circumstances the Monsanto litigation that is currently stayed pending the outcome of this transaction would be dismissed with prejudice by the two parties.

     o Taxable transaction. The merger consideration consists solely of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes. In addition, because our stockholders are receiving cash for their stock, they will not participate after the closing in future dividends, our future growth or the benefits of synergies resulting from the merger.

     o Required regulatory approval. It is possible that Monsanto may not be able consummate the merger due to its inability to obtain required antitrust approvals, in which case the merger would not occur. In that circumstance, and subject to the terms set forth in the merger agreement, Monsanto would owe D&PL a $600 million termination fee. However, after consulting with counsel, our board of directors concluded that the requisite antitrust approvals are likely to be obtained. Moreover, the merger agreement provides that, if Monsanto does not obtain antitrust approvals within six months of the signing of the merger agreement, the period in which Monsanto must continue to pursue these approvals automatically extends for another six months.

     o Conflicts. Certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See "The Merger - Interests of Certain Persons in the Merger."

     o Failure to close. We may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition and possible adverse effects on our business and customer relations. In that regard, under the merger agreement, we must conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to completion of the merger or termination of the merger agreement, which may delay or prevent us from undertaking business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent public company.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger. After considering these factors, our board of directors concluded that the positive factors relating to the merger agreement outweighed the negative factors. In view of the wide variety of factors considered by our board of directors, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual directors may have assigned different weights to various factors. Our board of directors approved and recommends the merger agreement based upon the totality of the information presented to and considered by it.

     On August 14, 2006, after evaluating a variety of business, financial and market factors, and after due discussion and due consideration, our board of directors unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable and fair to and in the best interests of D&PL and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF D&PL VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF D&PL'S FINANCIAL ADVISOR

     On August 14, 2006, at a meeting of D&PL's board of directors held to evaluate the proposed merger, UBS delivered to D&PL's board of directors an oral opinion, confirmed by delivery of a written opinion dated August 14, 2006, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the merger consideration to be received by holders of D&PL common stock (other than Monsanto, Monsanto Sub, Inc. and their respective affiliates) was fair, from a financial point of view, to such holders.

     The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. This opinion is attached as Appendix B and is incorporated into this proxy statement by reference. UBS' OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY HOLDERS OF D&PL COMMON STOCK (OTHER THAN MONSANTO, MONSANTO SUB, INC. AND THEIR RESPECTIVE AFFILIATES) AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER AS COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE WITH RESPECT TO D&PL OR D&PL'S UNDERLYING BUSINESS DECISION TO EFFECT THE MERGER. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF D&PL AS TO HOW SUCH STOCKHOLDER SHOULD VOTE OR ACT WITH RESPECT TO THE MERGER. HOLDERS OF D&PL COMMON STOCK ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. The summary of UBS' opinion described below is qualified in its entirety by reference to the full text of its opinion.

     In arriving at its opinion, UBS:

     o    reviewed  publicly  available  business  and  historical   financial
          information relating to D&PL ;

     o reviewed internal financial information and other data relating to D&PL's business and financial prospects that were provided to UBS by D&PL's management and not publicly available, including financial forecasts and estimates prepared by D&PL's management;

     o conducted discussions with members of D&PL's senior management concerning D&PL's business and financial prospects;

     o conducted discussions with members of D&PL's senior management and other representatives concerning outstanding litigation and certain other proceedings involving D&PL ;

     o reviewed publicly available financial and stock market data with respect to other companies UBS believed to be generally relevant;

     o compared the financial terms of the merger with the publicly available financial terms of other transactions UBS believed to be generally relevant;

     o    reviewed current and historical market prices of D&PL common stock;

     o    reviewed the merger agreement; and

     o    conducted other financial studies, analyses and investigations,  and
          considered   other   information,   as  UBS  deemed   necessary   or
          appropriate.

     In connection with its review, with D&PL's consent, UBS did not assume any responsibility for independent verification of any of the information provided to or reviewed by UBS for the purpose of its opinion and, with D&PL's consent, UBS relied on that information being complete and accurate in all material respects. In addition, with D&PL's consent, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of D&PL, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates prepared by D&PL's management, UBS assumed, at D&PL's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of D&PL's management as to the future performance of D&PL. In addition, based on the belief of D&PL's management, UBS assumed, at D&PL's direction solely for purposes of UBS' analyses, that the value that D&PL could obtain for settling its pending litigation and arbitration proceedings with Monsanto, in the aggregate, would not be material to D&PL's financial position and prospects, and UBS therefore assumed that the outcome of such litigation and arbitration proceedings would not change the conclusion reached in UBS' opinion. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to UBS as of, the date of its opinion.

     In connection with UBS' engagement, UBS was not authorized to, and did not, solicit indications of interest in a business combination with D&PL from any party. At D&PL's direction, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the merger consideration to the extent expressly specified in UBS' opinion, of the merger agreement or the form of the merger. In rendering its opinion, UBS assumed, with D&PL's consent, that
(i) D&PL, Monsanto and Monsanto Sub, Inc. would comply with all material terms of the merger agreement and (ii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition of the merger agreement. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on D&PL or the merger. Except as described above, D&PL imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed by UBS in rendering its opinion.

     In connection with rendering its opinion to D&PL's board of directors, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected companies analysis and the selected transactions analysis summarized below, no company or transaction used as a comparison is either identical or directly comparable to D&PL or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

     UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. None of the analyses performed by UBS was assigned greater significance or reliance by UBS than any other. UBS arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.

     The estimates of the future performance of D&PL provided by D&PL's management in or underlying UBS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of D&PL. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

     The merger consideration was determined through negotiation between D&PL and Monsanto and the decision to enter into the merger was solely that of D&PL's board of directors. UBS' opinion and financial analyses were only one of many factors considered by D&PL's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of D&PL's board of directors or management with respect to the merger or the merger consideration.

     The following is a brief summary of the material financial analyses performed by UBS and reviewed with D&PL's board of directors in connection with its opinion relating to the proposed merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS' FINANCIAL ANALYSES.

SELECTED COMPANIES ANALYSIS

     UBS compared selected financial and stock market data of D&PL with corresponding data, to the extent publicly available, of the following six publicly traded companies in the agrochemical and seed industry:

     o    Makhteshim-Agan Industries Ltd.
     o    Monsanto
     o    Nufarm Limited
     o    Syngenta AG
     o    UAP Holdings Corp.
     o    Vilmorin & Cie, SA

UBS reviewed, among other things, enterprise values of the selected companies, calculated as fully diluted equity value based on closing stock prices on August 11, 2006, plus the book value of debt, preferred stock and minority interest, less cash, as a multiple of latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and calendar years 2006 and 2007 estimated EBITDA. UBS also reviewed closing stock prices of the selected companies on August 11, 2006 as a multiple of calendar years 2006 and 2007 estimated earnings per share, referred to as EPS. UBS then compared the multiples derived from the selected companies with corresponding multiples implied for D&PL based both on the closing price of D&PL common stock on August 11, 2006 and the merger consideration. Financial data of the selected companies were based on publicly available research analysts' estimates as compiled by the Institutional Brokers' Estimate System, referred to as I/B/E/S consensus estimates, public filings and other publicly available information. Estimated financial data of D&PL were based on internal forecasts prepared by D&PL's management. This analysis indicated the following implied mean, median, high and low multiples for the selected companies, as compared to corresponding multiples implied for D&PL based both on the closing price of D&PL common stock on August 11, 2006 and the $42.00 per share merger consideration:


                        Implied Multiples for        Implied Multiples    Implied Multiples
                     Agrochemical/Seed Companies      for D&PL Based       for D&PL Based
                     ----------------------------     on Closing Stock           on
                                                      Price on August          Merger
                      Mean    Median  High    Low        11, 2006          Consideration
                      ----    ------  ----    ---    -----------------    -----------------

Enterprise Value as
Multiple of EBITDA:
--------------------
  Latest 12 Months    10.4x   11.3x   15.2x   6.4x         13.9x              16.7x
  2006E ..........    9.4x    8.7x    15.4x   6.5x         13.2x              15.9x
  2007E...........    8.7x    8.0x    13.5x   6.4x         13.6x              16.4x

Closing Stock Price
as Multiple of EPS:
--------------------
  2006E...........    17.5x   15.3x   32.0x   12.3x        25.2x              29.6x
  2007E...........    15.0x   13.4x   25.6x   10.9x        26.1x              30.6x


SELECTED TRANSACTIONS ANALYSIS

     UBS reviewed transaction values in the following 11 selected transactions involving companies in the seed industry announced since January 1998:


ANNOUNCEMENT
    DATE             ACQUIROR                          TARGET
------------ --------------------------  ------------------------------------

2/14/06      United Phosphorus, Inc.     Advanta Netherlands Holdings BV
2/17/05      Monsanto                    Emergent Genetics, Inc.
1/24/05      Monsanto                    Seminis, Inc.
6/25/04      Syngenta AG                 Golden Harvest Seeds, Inc. (90%
                                          equity stake)
5/12/04      Syngenta AG                 Advanta BV
9/8/03       Fox Paine and Company, LLC  Seminis, Inc.
3/1/99       E. I. du Pont de Nemours    Pioneer Hi-Bred International, Inc.
               and Company                (80% equity stake not owned)
10/1/98      Hicks, Muse, Tate & Furst   L.  Daehnfeldt A/S
               Incorporated
6/1/98       Monsanto                    Cargill, Incorporated (International
                                          Seed Operations)
4/1/98       Monsanto                    Maharashtra Hybrid Seed Company
1/1/98       E. I. du Pont de Nemours    Pioneer Hi-Bred International, Inc.
               and Company                (20% equity stake)
-----------------------------------------------------------------------------

UBS reviewed transaction values, calculated as the purchase price paid for the equity, plus debt, less cash, in the selected transactions as multiples of latest 12 months sales and EBITDA. UBS then compared the multiples derived from the selected transactions with corresponding multiples implied for D&PL based on the merger consideration. Multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of D&PL were based on internal estimates of D&PL's management. This analysis indicated the following implied mean, median, high and low multiples for the selected transactions, as compared to corresponding multiples implied for D&PL based on the $42.00 per share merger consideration:


                                                           Implied Multiples
                               Implied Multiples for             for
                             for Selected Transactions      D&PL Based on
                            -----------------------------       Merger
                             Mean    Median  High     Low    Consideration
                             ----    ------  ----     ---   -----------------

Transaction Value as
Multiple of:
-------------------

  Latest 12 Months Sales...   3.2x    3.4x     5.2x   1.0x      3.4x
  Latest 12 Months EBITDA..   13.4x   12.7x    21.2x  6.8x      16.7x



DISCOUNTED CASH FLOW ANALYSIS

     UBS performed a discounted cash flow analysis to calculate the estimated present value as of August 31, 2006 of the stand-alone unlevered, after-tax free cash flows that D&PL could generate over fiscal years 2007 through 2016, based on internal estimates of D&PL's management. UBS calculated a range of terminal values by applying a range of EBITDA terminal value multiples of 8.0x to 10.0x to D&PL's fiscal year 2016 estimated EBITDA. The cash flows and terminal values were then discounted to present value using discount rates ranging from 11.0% to 14.0%. This analysis indicated the following implied per share equity reference range for D&PL, as compared to the $42.00 per share merger consideration:

         Implied Per Share Equity
         Reference Range for D&PL              Merger Consideration
     ----------------------------------   ------------------------------

             $30.02 - $40.54                         $42.00

MISCELLANEOUS

     Under the terms of UBS' engagement, D&PL has agreed to pay UBS customary fees for its financial advisory services in connection with the merger, a portion of which was payable in connection with UBS' opinion and a significant portion of which is contingent upon consummation of the merger. In addition, D&PL has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS has provided investment banking services to D&PL unrelated to the proposed transaction, for which UBS has received compensation. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of D&PL and Monsanto, and, accordingly, may at any time hold a long or short position in such securities. D&PL selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

CERTAIN EFFECTS OF THE MERGER

     If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger are either satisfied or waived, Monsanto Sub, Inc., a wholly-owned subsidiary of Monsanto created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will be merged with and into us, and we will be the surviving corporation. When the merger is completed, we will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Monsanto.

     When the merger is completed, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by us, Monsanto or any subsidiary of Monsanto and other than shares owned by any stockholder who is entitled to and properly exercises appraisal rights in compliance with the required procedures under the DGCL) will be converted into the right to receive $42.00 in cash, without interest, subject to any applicable withholding tax. Monsanto is the only holder of our preferred stock. Upon completion of the merger, the preferred stock will be cancelled, and no payment will be made to Monsanto. At the effective time of the merger, outstanding stock options, restricted stock and restricted stock units will vest and be converted into the right to receive $42.00 in cash (net of any exercise price), without interest, subject to any applicable withholding tax, for each share of common stock represented by these awards.

     At the effective time of the merger, our stockholders will have the right to receive the merger consideration but will cease to have ownership interests in us or rights as our stockholders. Therefore, our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in our value or suffer from any depreciation in our value.

     Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is quoted on the New York Stock Exchange, or the NYSE, under the symbol "DLP." As a result of the merger, we will be a wholly-owned subsidiary of Monsanto, our common stock will cease to be traded on the NYSE and there will be no public market for our common stock. In addition, registration of our common stock under the Exchange Act will be terminated and we will no longer be required to file periodic reports with the SEC.

     When the merger becomes effective, the directors of Monsanto Sub, Inc. will be the directors of the surviving corporation and our officers will be the initial officers of the surviving corporation. Also at the effective time of the merger, (i) the certificate of incorporation of Monsanto Sub, Inc., as in effect at the effective time of the merger, will become the certificate of incorporation of the surviving corporation until such time as it is amended in accordance with applicable law, except that the name set forth in such certificate of incorporation will be changed to Delta and Pine Land Company, and (ii) the bylaws of Monsanto Sub, Inc., as in effect at the effective time of the merger, will be become the bylaws of the surviving corporation until such time as they are amended in accordance with applicable law.

EFFECTS ON US IF THE MERGER IS NOT COMPLETED

     In the event that the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be traded on the NYSE. In addition, if the merger is not completed, we expect that management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, except as otherwise described in this proxy statement.

     Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. In the event the merger is not completed, our board of directors will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operation will not be adversely impacted.

     If the merger agreement is terminated by D&PL pursuant to a stand-alone fiduciary termination event, as described below, we will be obligated to pay a termination fee of $15 million to Monsanto. If the merger agreement is terminated due to legal reasons related to antitrust or competition law matters or due to an uncured material breach of certain covenants in the merger agreement by Monsanto or Monsanto Sub, Inc., Monsanto will be obligated to pay us $600 million, which we refer to as the Monsanto termination payment. For a description of the circumstances triggering payment of the termination fee and the Monsanto termination payment, see "Proposal 1--The Merger Agreement--Effect of Termination" on page 56.

     We and Monsanto have agreed to dismiss the Monsanto litigation with prejudice if the merger agreement is terminated:

     o by us due to (a) an uncured material breach of certain covenants in the merger agreement by Monsanto or Monsanto Sub, Inc. or (b) the failure to obtain antitrust approvals, in each case subject to the payment by Monsanto of the Monsanto termination payment;

     o by Monsanto due to an uncured material breach of certain covenants in the merger agreement by us;

     o by Monsanto upon our board of directors' approving, endorsing or recommending any acquisition transaction other than the Monsanto merger; or

     o by us prior to the date of the special meeting to enter into an agreement for a transaction that constitutes a superior proposal.

If the merger agreement is terminated for any other reason, we and Monsanto will each be permitted to pursue any and all rights and remedies with respect to the Monsanto litigation.

INTERESTS OF CERTAIN PARTIES IN THE MERGER

     In addition to their interests in the merger as stockholders, certain parties have interests in the merger that differ from, or are in addition to, your interests as a stockholder. In considering the recommendation of our board of directors to vote "FOR" the adoption of the merger agreement, you should be aware of these interests. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the merger agreement, the merger and the transactions contemplated by the merger agreement. Except as described below such persons have, to our knowledge, no material interest in the merger that differs from your interests generally as a stockholder.

     Stock Options

     The merger agreement provides that all options to purchase our common stock, whether granted under our various equity compensation plans or otherwise, and that are outstanding at the effective time of the merger, whether or not then exercisable, will be cancelled and converted into the right to receive an amount in cash equal to the product of the number of shares of our common stock subject to the option and the amount (if any) by which $42.00, the merger consideration, exceeds the per share exercise price of the option, without interest and less any applicable withholding tax.

     Based on the number and exercise prices of vested and unvested options held on October 6, 2006 by our executive officers and directors, as set forth in the following table, our executive officers and directors will receive the following amounts (before any applicable withholding tax) in settlement of their respective options if the merger is completed:




                                                     OPTIONS THAT WILL VEST AS
                            VESTED OPTIONS            A RESULT OF THE MERGER              TOTALS
                       -------------------------- ----------------------------- -----------------------------
                                    PAYMENT                    PAYMENT (NET OF               TOTAL PAYMENT
                                (NET OF PER SHARE                PER SHARE        TOTAL    (NET OF PER SHARE
        NAME           SHARES    EXERCISE PRICE)     SHARES    EXERCISE PRICE)    SHARES    EXERCISE PRICE)
--------------------- -------- ------------------ ----------- ----------------- ---------- ------------------

NON-EMPLOYEE
DIRECTORS:
Nam-Hai Chua.......    113,685   $  2,357,773        534     $    12,298         114,219   $  2,370,071
Jon E.M. Jacoby....    113,685   $  2,357,773        534     $    12,298         114,219   $  2,370,071
Joseph M. Murphy...    111,907   $  2,320,808        534     $    12,298         112,441   $  2,333,106
F. Murray Robinson      20,794   $    344,589      5,334     $    92,000          26,128   $    436,589
Stanley P. Roth....    113,685   $  2,357,773        534     $    12,298         114,219   $  2,370,071
Rudi E. Scheidt....    113,685   $  2,357,773        534     $    12,298         114,219   $  2,370,071
EXECUTIVE OFFICERS:
W.T. Jagodinski (1)    492,012   $  9,650,632     44,911     $ 1,003,121         536,923   $ 10,653,753
Kenneth Avery......         --   $         --     36,000     $   668,700          36,000   $    668,700
Charles R. Dismuke,
Jr.................    150,812   $  2,802,298         --     $        --         150,812   $  2,802,298
R.D. Greene........     94,702   $  1,703,688     38,000     $   820,950         132,702   $  2,524,638
William V. Hugie...     65,406   $  1,293,955         --     $        --          65,046   $  1,293,955
James H. Willeke...     17,321   $    227,213         --     $        --          17,321   $    227,213
Other executive
officers (8
persons)...........    242,313   $  3,919,725     34,000     $   639,980         276,313   $  4,559,705

(1) The amounts set forth for Mr. Jagodinski do not include any amounts due related to income tax gross ups with respect to the income that may be incurred by him with respect to his stock options. Pursuant to his employment agreement, Mr. Jagodinski would receive an estimated income tax gross up of $6,157,119 with respect to his vested options and $639,993 with respect to options that will vest as a result of the merger. Mr. Jagodinski would also receive an estimated excise tax gross up of $3,709,536, which is partially attributable to the vesting of his options.

     Other Awards

     All outstanding awards granted to our executive officers and directors under our equity compensation plans other than stock options, including restricted stock and restricted stock units, will become immediately vested and will be converted into the right to receive $42.00 per share in cash without interest and less any applicable withholding tax. As of October 6, 2006, the following executive officers and directors held the following awards other than stock options, and each individual listed below will receive the following amounts (before any applicable withholding tax) in settlement of their respective other awards if the merger is completed:


                                            RESTRICTED STOCK
                        RESTRICTED STOCK        UNITS              TOTALS
                        ----------------    ----------------  ----------------
                                                              TOTAL     TOTAL
         NAME           SHARES   PAYMENT   SHARES   PAYMENT   SHARES   PAYMENT
----------------------  ------   -------   ------   -------   ------   -------
NON-EMPLOYEE DIRECTORS:
Nam-Hai Chua                 --  $      --  2,468  $ 103,656   2,468  $ 103,656
Jon E.M. Jacoby              --  $      --  2,468  $ 103,656   2,468  $ 103,656
Joseph M. Murphy             --  $      --  2,468  $ 103,656   2,468  $ 103,656
F.  Murray Robinson          --  $      --  2,468  $ 103,656   2,468  $ 103,656
Stanley P. Roth              --  $      --  2,468  $ 103,656   2,468  $ 103,656
Rudi E. Scheidt              --  $      --  2,468  $ 103,656   2,468  $ 103,656
EXECUTIVE OFFICERS:
W.T. Jagodinski          12,902  $ 541,884     --  $      --  12,902  $ 541,884
Kenneth Avery             4,000  $ 168,000     --  $      --   4,000  $ 168,000
Charles R. Dismuke, Jr.   6,144  $ 258,048     --  $      --   6,144  $ 258,048
R.D. Greene               6,746  $ 283,332     --  $      --   6,746  $ 283,332
William V. Hugie          2,607  $ 109,494     --  $      --   2,607  $ 109,494
James H. Willeke          1,258  $  52,836     --  $      --  1,258   $  52,836
Other executive
officers (8 persons)     17,146  $ 720,132     --  $      --  17,146  $ 720,132


     Pursuant to the provisions of the 2005 Omnibus Stock Plan, dividends are paid on restricted stock units issued to directors in the form of additional restricted stock units when dividends are declared and paid on D&PL's outstanding common stock, and in an amount, with respect to each restricted stock unit, that is equivalent to the cash dividend paid on one share of common stock. To the extent that dividends are declared and paid by D&PL between October 6, 2006 and the closing of the transaction, the number of restricted stock units held by the directors will increase based on the above described policy.

     The directors of D&PL have authorized the issuance of approximately 155,000 shares of restricted stock and restricted stock units to the directors, officers and key employees of D&PL in accordance with the provisions of the 2005 Omnibus Stock Plan. These shares of restricted stock and restricted stock units, if issued, will vest over a three year period. However, at the effective time of the merger, those shares of restricted stock and restricted stock units will become immediately vested and will be converted into the right to receive $42.00 per share in cash without interest and less any applicable withholding tax. If the merger does not close, these instruments will vest 40% on the first anniversary of their issuance, 30% on the second anniversary of their issuance and the remaining 30% on the third anniversary of their issuance.

     Change in Control Provisions

     We have entered into agreements with each of our executive officers that provide for the continuation of certain payments and benefits in order to induce the executive to remain in our employ, and to ensure his or her continued dedication and efforts without undue concern for his or her personal financial and employment security.

     Mr. Jagodinski
     --------------

     On August 25, 2006, we entered into an amended and restated employment agreement with W.T. Jagodinski, our President and Chief Executive Officer, which we refer to as the Amended Employment Agreement. The Amended Employment Agreement supersedes Mr. Jagodinski's prior restated employment agreement, dated September 1, 1997 and modified on January 14, 1998, which we refer to as the Prior Employment Agreement. The Amended Employment Agreement provides that if Mr. Jagodinski is employed by us at the time of a change in control or has been terminated by us in anticipation of a change in control, as those terms are defined in the Amended Employment Agreement, then upon a change in control, Mr. Jagodinski will be entitled to receive (1) an amount equal to earned but unpaid base salary plus a pro rata portion of his highest bonus earned in any of the five prior fiscal years, (2) an amount equal to three times base salary (determined at the time of the change in control) plus his highest bonus earned in any of the five prior fiscal years, (3) an amount equal to 20% of the sum of base salary (determined at the time of the change in control) plus his highest bonus earned in any of the five prior fiscal years for purposes of obtaining accounting services, (4) the value of the excess of Mr. Jagodinski's benefit under our retirement plan if he were to be credited with an additional three years of service and his actual benefit at the time of the change in control, (5) continuation of health and welfare benefits at our cost (in addition to the right to COBRA coverage) for 36 months following the date of the change in control, (6) continued use of a company-provided cellular phone, secretarial assistance, voice mailbox, mail drop service, laptop computer, email account and vehicle and continued coverage under directors and officers liability insurance policy, for 36 months after the change in control and (7) the right to a cash payment in lieu of receiving shares of our common stock for exercisable options that Mr. Jagodinski is required to surrender.

     Mr. Jagodinski is entitled to receive a gross-up payment for any income or employment taxes owed with respect to any payments or benefits received upon a change in control such that the amount he retains after-tax is equal to the amount he would have retained had no income or employment tax applied. Under the Amended Employment Agreement, the income and employment tax gross-up applies to all payments and benefits except payment of earned but unpaid base salary and pro rata bonus and the payment of three times base salary plus his highest bonus earned in any of the five prior fiscal years. The Amended Employment Agreement provides that Mr. Jagodinski is also entitled to receive a gross-up payment with respect to any excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to herein as the Code, incurred with respect to any payments or benefits received from us such that the amount he retains after-tax is equal to the after-tax amount he would have retained had no excise tax applied.

     In order to comply with Section 409A of the Code, all amounts payable under the Amended Employment Agreement before January 1, 2007 will not be paid earlier than the first business day after December 31, 2006.

     The Amended Employment Agreement provides that upon his termination of employment for any reason on or following a change in control or in anticipation of a change in control, Mr. Jagodinski will not compete against us for a period of 18 months from the date of termination of employment. For purposes of the non-competition covenant of the Amended Employment Agreement, Mr. Jagodinski may not engage or participate in, assist or have an interest in, whether as an officer, director, partner, owner, employee or otherwise, the operation, management or conduct of any business or enterprise that engages in the cottonseed breeding, production and marketing process in the same geographical area with any line of business in which we are now engaged.

     Messrs. Avery and Greene
     ------------------------

     On August 23 and 24, 2006, we entered into a severance protection agreement with each of Kenneth M. Avery and R.D. Greene, respectively, that provides that, if the respective executive is employed by us at the time of a change in control (as that term is defined in the agreement) or has been terminated by us in anticipation of a change in control, then upon a change in control, the respective executive will be entitled to receive (1) a lump sum payment equal to (a) earned but unpaid base salary plus a pro rata portion of his highest bonus earned in any of the five prior fiscal years, (b) three times base salary (determined at the time of the change in control) plus his highest bonus earned in any of the five prior fiscal years, (c) with respect to Mr. Greene, 30% of the sum of base salary (determined at the time of the change in control) plus his highest bonus earned in any of the five prior fiscal years and, with respect to Mr. Avery, $30,000, for purposes of obtaining accounting services and (d) the value of the excess of the respective executive's benefit under our retirement plan if he were to be credited with an additional three years of service and his actual benefit at the time of the change in control, and (2) for 36 months following the date of the change in control, (a) continuation of health and welfare benefits, at our cost (in addition to the right to COBRA coverage) and (b) continued use of company-provided secretarial assistance, voice mailbox, laptop computer, email account, mail drop service and vehicle.

     Under the severance protection agreement, Mr. Greene is entitled to receive a gross-up payment for any income or employment taxes owed with respect to the payment made with respect to his obtaining accounting services such that the amount he retains after-tax is equal to the amount he would have retained had no income or employment tax applied. The severance protection agreements provide that Messrs. Avery and Greene are each entitled to receive a gross-up payment with respect to any excise taxes under Section 4999 of the Code incurred with respect to any payments or benefits received from us such that the amount such executive retains after-tax is equal to the after-tax amount he would have retained had no excise tax applied.

     Upon termination of employment for any reason on or following a change in control or in anticipation of a change in control, the severance protection agreements provide that each respective executive agrees not to compete against us for 18 months from the date of termination of employment. For purposes of this non-competition covenant, the respective executive may not engage or participate in, assist or have an interest in, whether as an officer, director, partner, owner, employee or otherwise, the operation, management or conduct of any business or enterprise that engages in the cottonseed breeding, production and marketing process in the same geographical area with any line of business in which we are now engaged unless his new job duties do not require or allow him to directly engage in activities that would violate those prohibitions and he does not violate his contractual confidentiality obligations to our company.

     Messrs. Dismuke and Hugie
     -------------------------

     On August 21 and 24, 2006, we entered into a severance protection agreement with each of Charles Dismuke, Jr. and William Hugie, respectively, that provides that, if within 24 months of a change in control (as that term is defined in the agreement), the respective executive's employment is terminated by us without "cause" and other than due to "disability" or death, or by the executive for "good reason" (as those terms are defined in the agreement) or during the 30 day period following the first anniversary of the change in control, the respective executive will be entitled to receive (1) a lump sum payment equal to (a) earned but unpaid base salary plus a pro rata portion of his highest bonus earned in any of the five prior fiscal years, (b) three times base salary (determined at the time of the change in control or, if greater, the date of termination of employment) plus his highest bonus earned in any of the five prior fiscal years, (c) $30,000 for purposes of obtaining outplacement services and (d) the value of the excess of the respective executive's benefit under our retirement plan if he were to be credited with an additional three years of service and his actual benefit at the time of the termination, and (2) for 36 months following the date of termination of employment, (a) continuation of health and welfare benefits, at our cost (in addition to the right to COBRA coverage) and (b) continued use of company-provided secretarial assistance, voice mailbox, laptop computer, email account, mail drop service and vehicle.

     The severance protection agreements provide that Messrs. Dismuke and Hugie are each entitled to receive a gross-up payment with respect to any excise taxes under Section 4999 of the Code incurred with respect to any payments or benefits received from us such that the amount such executive retains after-tax is equal to the after-tax amount each would have retained had no excise tax applied.

     If Mr.  Dismuke or Mr. Hugie  qualifies as a "specified  employee"  under
Section 409A of the Code, payments made to the respective executive under the applicable severance protection agreement may be delayed for six months from the date of termination of employment.

     If, during the term of the applicable severance protection agreement and within 24 months of a change in control, Mr. Dismuke's or Mr. Hugie's employment is terminated by us for disability, due to death or by the executive for other than good reason and other than during the thirty-day period following the first anniversary of the change in control, the respective executive will receive earned but unpaid base salary plus a pro rata portion of his highest bonus earned in any of the five prior fiscal years. If either executive is terminated by us for cause, such executive will only be entitled to earned but unpaid base salary.

     Upon termination of employment for any reason on or following a change in control or in anticipation of a change in control, the severance protection agreements provide that each respective executive agrees not to compete against us for 18 months from the date of termination of employment. For purposes of the non-competition covenant of the severance protection agreements, the respective executive may not engage or participate in, assist or have an interest in, whether as an officer, director, partner, owner, employee or otherwise, the operation, management or conduct of any business or enterprise that engages in the cottonseed breeding, production and marketing process in the same geographical area with any line of business in which we are now engaged unless his new job duties do not require or allow him to directly engage in activities that would violate those prohibitions and he does not violate his contractual confidentiality obligations to our company.

     Mr. Willeke and Other Executives
     --------------------------------

     On August 24, 2006, we entered into a severance protection agreement with each of James H. Willeke and certain other executive officers that provides that, if within 24 months of a change in control (as that term is defined in the agreement), the respective executive's employment is terminated by us without "cause" and other than due to "disability" or death, or by the executive for "good reason" (as those terms are defined in the agreement) or during the 30 day period following the first anniversary of the change in control, the respective executive will be entitled to receive (1) a lump sum payment equal to (a) earned but unpaid base salary plus a pro rata portion of his or her highest bonus earned in any of the five prior fiscal years, (b) one and one-half times the sum of base salary (determined at the time of the change in control or, if greater, the date of termination of employment) and his or her highest bonus earned in any of the five prior fiscal years, (c) $30,000 for purposes of obtaining accounting services and (d) the value of the excess of the respective executive's benefit under our retirement plan if he or she were to be credited with an additional one and one-half years of service and his or her actual benefit at the time of termination, and (2) continuation of health and welfare benefits, at our cost for 24 months following the date of the termination (in addition to the right to COBRA coverage) and continued use of a company-provided vehicle for 18 months following the date of the termination.

     The severance protection agreements provide that each respective executive is entitled to receive a gross-up payment with respect to any excise taxes under Section 4999 of the Code incurred with respect to any payments or benefits received from us such that the amount such executive retains after-tax is equal to the after-tax amount he or she would have retained had no excise tax applied.

     If  any of the  executives  qualifies  as a  "specified  employee"  under
Section 409A of the Code, payments made to the respective executive under the applicable severance protection agreement may be delayed for six months after the termination of employment.

     If, during the term of the applicable severance protection agreement and within 24 months of a change in control, the employment of Mr. Willeke or any one of the other executives that are parties to the agreement is terminated by us for disability, due to death or by the executive for other than good reason and other than during the 30 day period following the first anniversary of the change in control, the respective executive will receive earned but unpaid base salary plus a pro rata portion of his or her highest bonus earned in any of the five prior fiscal years. If any executive is terminated by us for cause, such executive will only be entitled to earned but unpaid base salary.

     The following chart sets forth, for each named executive officer and for our other executive officers as a group, the estimated cash change in control or severance pay to which he or she would be entitled under the agreements described above. Such estimates were derived based on historical compensation information. Actual amounts may vary based on the timing of when such payments are made. In the case of Messrs. Jagodinski, Greene and Avery, the change in control pay is payable upon a change in control if the executive officer is employed by us at the time of a change in control or has been terminated by us in anticipation of a change in control. For our other named executives and for the executive officers as a group, the chart sets forth the aggregate cash amount that would be due as severance payments upon a qualifying termination of employment within two years following the completion of the merger. The calculations assume completion of the merger on August 31, 2006.

                                                          ESTIMATED CASH
                                                        CHANGE IN CONTROL OR
                                                        SEVERANCE PAYMENTS(2)
-----------------------------------------------------   ---------------------
W.T. Jagodinski(1)...................................     $  2,702,099
R.D. Greene(1).......................................     $  1,497,000
Kenneth Avery(1).....................................     $  1,059,000
Charles R. Dismuke ..................................     $  1,623,999
William V. Hugie(1)..................................     $    945,999
James H. Willeke.....................................     $    495,500
Other executive officers as a group (8 persons) .....     $  3,382,662

(1) In determining the amounts above, each of these executives had values assigned to their non-compete agreements of $4,050,000 for Mr. Jagodinski, $1,850,000 for Mr. Greene, $750,000 for Mr. Avery, $2,800,000 for Mr. Dismuke,
and $900,000 for Mr. Hugie. We utilized a third party valuation firm to appraise these non-compete agreements.

(2) Each of these executives is entitled to the gross up of any excise tax that may be due as a result of these change in control severance agreements. The amount of excise tax due is contingent on a number of factors including the executive's wages and W-2 compensation in the period the calculation is prepared as well as the value assigned to the executives' non-compete agreements. Presently only Mr. Jagodinski would incur an excise tax and he is entitled to a gross up of $3,709,536. In addition, the company will not be entitled to an income tax deduction pursuant to section 280G of the Code with respect to certain change in control payments to Mr. Jagodinski.

     Employment-Related Provisions of the Merger Agreement

     Following the closing date of the merger, Monsanto is obligated under the merger agreement to cause us, as the surviving corporation in the merger, to honor, pay and perform all of our obligations under all employment, severance, termination indemnity, retention and change in control agreements with our employees. For a period of two years following the effective date of the merger, Monsanto is also obligated to cause us, as the surviving corporation in the merger, to maintain and fund, in accordance with the Employee Retirement Income Security Act of 1974, as amended, or ERISA, the Code and any other applicable law, employee benefit and compensation plans and arrangements that provide benefits and compensation to our employees that, in the aggregate, are no less favorable than those in effect at the date of the merger agreement. See "Proposal 1 - The Merger Agreement - Covenants of Monsanto and Monsanto Sub, Inc. - Employee Benefits" on page 50.

      Directors' and Officers' Insurance

      Monsanto has agreed, following the effective time of the merger, to maintain in effect, or to cause us, as the surviving corporation in the merger, to maintain in effect, for not less than six years following the effective time of the merger, directors' and officers' liability insurance covering the indemnified parties who are currently covered by our existing directors' and officers' liability insurance, on terms and conditions no less favorable to such directors and officers than those in effect on August 14, 2006 with respect to Monsanto's officers and directors.

APPRAISAL RIGHTS

     Our stockholders have the right under Delaware law to dissent from the adoption of the merger agreement, to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock, as determined in accordance with Delaware law, may be more or less than the merger consideration to be paid to non-dissenting stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting stockholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Appendix C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. See "Appraisal Rights" on page 62.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

     If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

ACCOUNTING TREATMENT

     We expect that the merger will be accounted for by Monsanto using the purchase method of accounting, in accordance with generally accepted accounting principles. This means that Monsanto will record as goodwill the excess, if any, of the purchase price over the fair value of our identifiable assets, including intangible assets, and liabilities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material United States federal income tax consequences of the merger to U.S. holders whose shares of our common stock are converted into the right to receive cash in the merger. The discussion is based upon the Code, Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion applies only to stockholders who, on the date on which the merger is completed, hold shares of our common stock as a capital asset. The following discussion does not address taxpayers subject to special treatment under U.S. federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, mutual funds, real estate investment trusts, investors in pass-through entities, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation for services or through a tax-qualified retirement plan or who hold their shares as part of a hedge, straddle, conversion transaction or other integrated transaction. If our common stock is held through a partnership, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are holders of our common stock and partners in such partnerships are urged to consult their own tax advisors regarding the tax consequences to them of the merger.

     The following discussion does not address potential foreign, state, local and other tax consequences of the merger. All stockholders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.

     For purposes of this summary, a "U.S. holder" is a holder of shares of our common stock, who or that is, for U.S. federal income tax purposes:

     o    an individual who is a citizen or resident of the United States;

     o a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     o an estate the income of which is subject to U.S. federal income tax regardless of its source; or

     o a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) it was in existence on August 20, 1996 and has a valid election in place to be treated as a domestic trust for U.S. federal income tax purposes.

     Except with respect to the backup withholding discussion below, this discussion does not discuss the tax consequences to any stockholder who or that, for U.S. federal income tax purposes, is not a U.S. holder.

     o For U.S. federal income tax purposes, the merger will be treated as a sale of our common stock for cash by each of our stockholders. Accordingly, in general, the U.S. federal income tax consequences to a stockholder receiving cash in the merger will be as follows:

     o    The  stockholder  will  recognize  a  capital  gain or loss for U.S.
          federal   income  tax   purposes   upon  the   disposition   of  the
          stockholder's shares of our common stock pursuant to the merger.

     o The amount of capital gain or loss recognized by each stockholder will be measured by the difference, if any, between the amount of cash received by the stockholder in the merger and the stockholder's adjusted tax basis in the shares of our common stock surrendered in the merger. Gain or loss will be determined separately for each block of shares, i.e. shares acquired at the same cost in a single transaction, surrendered for cash in the merger.

     o The capital gain or loss, if any, will be long-term with respect to shares of our common stock that have a holding period for tax purposes in excess of one year at the time of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

     Cash payments made pursuant to the merger will be reported to our stockholders and the Internal Revenue Service to the extent required by the Code and applicable Treasury regulations. These amounts ordinarily will not be subject to withholding of U.S. federal income tax. However, backup withholding of the tax at applicable rates will apply to all cash payments to which a U.S. holder is entitled pursuant to the merger agreement if (1) the holder fails to supply the paying agent with the stockholder's taxpayer identification number (Social Security number, in the case of individuals, or employer identification number, in the case of other stockholders), certify that such number is correct, and otherwise comply with the backup withholding rules, (2) we have received notice from the Internal Revenue Service of the holder's failure to report all interest and dividends required to be shown on the stockholder's U.S. federal income tax returns, or (3) the holder is subject to backup withholding in certain other cases. Accordingly, each U.S. holder will be asked to complete and sign a Substitute Form W-9, which is to be included in the appropriate letter of transmittal for the shares of our common stock, in order to provide the information and certification necessary to avoid backup withholding or to otherwise establish an exemption from backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent. Stockholders who are not U.S. holders should complete and sign a Form W-8BEN (or other applicable tax form) and return it to the paying agent in order to provide the information and certification necessary to avoid backup withholding tax or otherwise establish an exemption from backup withholding tax. Certain of our stockholders will be asked to provide additional tax information in the appropriate letter of transmittal for the shares of our common stock.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

     The foregoing discussion of certain material U.S. federal income tax consequences is included for general informational purposes only. We urge you to consult your own tax advisor to determine the particular tax consequences to you, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for shares of our common stock pursuant to the merger.

REGULATORY APPROVALS

     General

     At any time before or after the completion of the merger, the Antitrust Division, the FTC, foreign competition authorities and others may challenge the merger on antitrust grounds either before or after expiration or termination of a relevant waiting period. Accordingly, at any time before or after completion of the merger, any of the Antitrust Division, the FTC or others could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. As in every transaction, we cannot assure you that a challenge to the merger will not be made or that, if a challenge is made, it will not succeed.

     Under the terms of the merger agreement, the parties have agreed to cooperate and consult with one another in connection with the required regulatory approvals. Monsanto has also agreed to (i) use reasonable best efforts to ensure that no matter relating to the HSR Act or any other foreign or domestic antitrust, competition or premerger notification, trade regulation law, regulation or order, would prevent completion of the merger by the outside date (as defined in "Proposal 1 - The Merger Agreement - Covenants of Monsanto and Us - Antitrust Matters" on page 52), including promptly offering to divest: (x) the United States cottonseed business acquired by Monsanto in 2005, including, the STONEVILLE(R) and NEXGEN(R) brands; and (y) a license to Monsanto's currently commercialized cotton traits (i.e., the traits marketed under the following trademarks: Roundup Ready(R), Roundup Ready(R) Flex, Bollgard(R) and Bollgard(R) II) on terms with respect to financial terms and stacking rights at least as favorable as contained in any existing commercial license to those traits, and (ii) defend through litigation on the merits any claim asserted in any court by any person in an effort to ensure that no matter relating to any antitrust law would prevent completion of the merger by the outside date (as defined in "Proposal 1 - The Merger Agreement - Covenants of Monsanto and Us - Antitrust Matters" on page 52). We have agreed to use our reasonable best efforts to cooperate with Monsanto in any such litigation.

     See the subsequent caption entitled "The Merger Agreement - Covenants of Monsanto and Us - Antitrust Matters," for a further discussion of provisions of the merger agreement relating to regulatory approvals and the Monsanto termination payment that Monsanto is obligated to pay to us in certain cases.

     HSR Act and Antitrust

     The HSR Act and related rules provide that transactions such as the merger may not be completed until certain information has been submitted to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. On August 28, 2006, we and Monsanto each filed a Notification and Report Form with the Antitrust Division and the FTC and requested early termination of the waiting period. On September 27, 2006, the Antitrust Division issued a second request to us and Monsanto. As a result, the waiting period has been suspended and the parties may not complete the merger until 30 days after both parties substantially comply with this second request, unless the waiting period is terminated earlier by the Antitrust Division or extended with the consent of us and Monsanto.

     Foreign and Certain Other Regulatory Matters

     We and Monsanto will be required to obtain approval in connection with the merger from governmental competition authorities in Spain. On September 19, 2006, Monsanto filed the required notification on behalf of both parties. Completion of the merger must be suspended prior to receiving approval, although the parties to the merger agreement have applied to the relevant authorities to allow them to complete the merger, subject to their own risk, prior to clearance. A phase 1 clearance may be received in the normal course one month after the notification is accepted by the authorities. If phase 1 clearance is not obtained and the matter is referred to a phase 2 inquiry, approval, with or without conditions, may take a further three months. We and Monsanto do not currently anticipate that the pursuit of this clearance or approval will delay or restrict completion of the merger.

     A filing is also required in Brazil and was filed with the governmental competition authorities on September 4, 2006. There is no specific timeline for approval by the Brazilian authorities, but we and Monsanto are not prevented from completing the merger after the notification has been filed.

     The merger may be subject to certain regulatory requirements of other municipal, state, federal and foreign governmental agencies and authorities. We and Monsanto are currently working to evaluate and comply in all material respects with these requirements, and do not currently anticipate that they will delay or restrict completion of the merger. Except as noted above with respect to the required filings under the HSR Act, the filings in Spain and Brazil, and with respect to the filing of a certificate of merger in Delaware at or before the effective time of the merger, we are not aware of any other material government or regulatory requirements or approvals required for the completion of the merger.

                       PROPOSAL 1 - THE MERGER AGREEMENT

     The following is a summary of selected provisions of the merger agreement. While we believe that this description covers the material terms of the merger agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety into this proxy statement. We urge you to read the merger agreement carefully and completely because it is the legal document that governs the merger. References in this section to us generally includes our subsidiaries. References in this section to obligations of Monsanto often mean obligations of Monsanto and Monsanto Sub, Inc.

THE MERGER

     If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Monsanto Sub, Inc., a wholly-owned subsidiary of Monsanto, will merge with and into us, and we will be the surviving corporation, which we refer to as the surviving corporation, in the merger.

TIMING OF THE MERGER

     The closing date for the merger will be no later than the third business day following the satisfaction or waiver of all conditions to the merger or another date to which we and Monsanto agree in writing.

     On the closing date, we and Monsanto Sub, Inc. will file a certificate of merger with the Secretary of State of the State of Delaware and will make all other required filings under Delaware law. At that time, the merger will become effective.

DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

     Upon completion of the merger, the directors of Monsanto Sub, Inc. at the effective time of the merger will be the directors of the surviving corporation, and our officers at the effective time of the merger will be the officers of the surviving corporation after the merger.

CONSIDERATION TO BE RECEIVED BY THE COMPANY'S STOCKHOLDERS IN THE MERGER

     At the effective time of the merger, each outstanding share of our common stock, together with the associated preferred stock purchase right, or the rights, and each share of our preferred stock (which, together with our common stock and the rights, we refer to as the shares) (other than (i) any common stock or preferred stock held by us as treasury stock or owned by Monsanto or any subsidiary of Monsanto and (ii) any shares that are held by a stockholder who is entitled to and properly exercises appraisal rights in compliance with the required procedures under the DGCL) will be converted into the right to receive a payment of $42.00 in cash, without interest and less applicable withholding taxes.

     Each share of common stock or preferred stock held by us as treasury stock or owned by Monsanto or any subsidiary of Monsanto immediately prior to the effective time of the merger will be cancelled and no payment will be made in connection with the cancellation of these shares.

PAYMENT FOR SHARES

     As of the effective time of the merger, Monsanto will enter into an agreement with a paying agent reasonably satisfactory to us to make payments of the merger consideration upon surrender of certificates representing our common stock. As of that time, Monsanto will deposit with the paying agent an amount of cash sufficient to pay the merger consideration to the holders of shares. As soon as practicable after the completion of the merger, the paying agent will mail a letter of transmittal and instructions to you advising you how to surrender your stock certificates in exchange for merger consideration.

     YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. FOLLOWING COMPLETION OF THE MERGER, YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT AN EXECUTED LETTER OF TRANSMITTAL.

     You will not be entitled to receive the merger consideration until you surrender your stock certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents the paying agent reasonably requires. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed for transfer. In addition, the person requesting payment must either pay any applicable stock transfer or other taxes or establish to the satisfaction of Monsanto that any such tax has been paid or is not applicable.

     Following the effective time of the merger, and until stock certificates are surrendered to the paying agent, the stock certificates will represent only the right to receive the merger consideration, and no interest will be paid or will accrue on the cash payable upon surrender of the stock certificates. After the effective time of the merger, no transfers will be made on our stock transfer books, except to settle any transfers that occurred prior to the effective time, and any stock certificates presented to the paying agent will be cancelled and exchanged for merger consideration.

TREATMENT OF STOCK OPTIONS AND COMPANY AWARDS

     Upon completion of the merger:

     o each holder of an outstanding stock option, whether or not vested, will be entitled to receive a cash payment (less withholding taxes) equal to the excess of the merger consideration over the exercise price per share of the stock option, multiplied by the number of shares of common stock subject to the stock option; and

     o each holder of an outstanding equity award (including restricted stock and restricted stock units, but excluding stock options), whether or not vested, will be entitled to receive a cash payment (less withholding taxes and without interest) equal to the merger consideration in respect of each share of common stock represented by these awards.

     Upon completion of the merger, all of the outstanding stock options and other outstanding equity awards, including all outstanding shares of restricted stock and all restricted stock units, will be cancelled and terminated.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, we made certain customary representations and warranties to Monsanto and Monsanto Sub, Inc., subject to exceptions disclosed
(a) to Monsanto and Monsanto Sub, Inc. in the disclosure letter delivered to Monsanto and Monsanto Sub, Inc. in connection with the signing of the merger agreement, or the company disclosure letter, or (b) in (i) our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, or our 2005 10-K, (ii) our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2005, February 28, 2006 or May 31, 2006, which are collectively referred to as the recent 10-Qs, (iii) any current report on Form 8-K that was filed by us with the SEC following the date of the 2005 10-K and prior to the date of the merger agreement, which are collectively referred to as the current reports or (iv) our definitive proxy statement filed with the SEC on November 19, 2005. However, the representations and warranties that we made to Monsanto and Monsanto Sub, Inc. in the merger agreement were not qualified by any exhibits to the above referenced documents filed with the SEC (other than press releases filed as exhibits to any of the current reports) or any disclosures contained in the "risk factor" sections in any of the above referenced documents filed with the SEC.

     The representations and warranties made to Monsanto and Monsanto Sub, Inc. by us in the merger agreement generally cover both us and our subsidiaries and relate to:

     o us and our subsidiaries' due organization, valid existence and good standing and power and authority to operate their respective businesses;

     o our corporate power and authority to enter into the merger agreement and to carry out our obligations under the merger agreement;

     o our capitalization, including the number of shares of common stock, stock options, treasury stock and preferred stock outstanding;

     o our ownership (either directly or through another subsidiary) of all of the shares of capital stock of each of our subsidiaries;

     o the required consents and approvals of third parties, including governmental entities, relating to the merger;

     o the absence of (i) any conflict with or violation of our organizational documents or the organizational documents of our subsidiaries, (ii) any violation or breach of or default under any of the instruments or obligations to which we or our subsidiaries are a party or bound or (iii) any violation of applicable law, in each case arising from our entering into the merger agreement, completing the merger or complying with the provisions contained in the merger agreement;

     o our SEC filings since August 31, 2002, the financial statements contained in the 2005 10-K and the recent 10-Qs and certain matters pertaining to the Sarbanes-Oxley Act of 2002, as amended;

     o    the absence of any undisclosed liabilities;

     o since August 31, 2005, the absence of any "material adverse change," as described below;

     o the absence of investigations, litigation or court orders against us or any of our subsidiaries;

     o the absence of any violations of the Foreign Corrupt Practices Act of 1977, as amended, or the FCPA;

     o significant contractual agreements to which we or our subsidiaries are a party or bound, including those that restrict us or any of our subsidiaries from freely engaging or competing in any line of business anywhere in the world;

     o    environmental matters;

     o    tax matters;

     o    employment and labor matters;

     o the possession of all licenses and permits necessary or required in connection with the conduct of our and our subsidiaries' businesses as now conducted, and the effectiveness of such licenses and permits;

     o    real property owned and leased by us or our subsidiaries;

     o intellectual property matters, including the ownership of or license to use (i) all intellectual property that is material to us and our subsidiaries taken as a whole and (ii) all germplasm that we or any of our subsidiaries are presently selling or reasonably anticipate selling within two years of the date of the merger agreement and that is material to us and our subsidiaries taken as a whole;

     o the absence of agreements with third parties which would grant any third party access to the technology, including germplasm, of Monsanto or any of its affiliates or obligate Monsanto or any of its affiliates to grant to any third party access to any of the technology, including germplasm, of Monsanto or any of its affiliates, except, in each case, with respect to intellectual property rights in improvements in technology that is licensed to us;

     o    the absence of any violation by us or any of our  subsidiaries  with
          (i) our or their organizational documents, (ii) any agreement relating to indebtedness for borrowed money, (iii) any judgment, decree or order which names us or any of our subsidiaries as a party or (iv) any term of any other material agreement to which we or our subsidiaries are a party or bound;

     o our and each of our subsidiaries' businesses being in compliance with all applicable laws, permits, licenses and other governmental authorizations or approvals applicable to the operation of such businesses;

     o the accuracy and completeness of information supplied by us in this proxy statement, and the compliance of this proxy statement as to form with the requirements of the Exchange Act;

     o the Rights Agreement, dated as of August 13, 1996, between us and Harris Trust and Savings Bank, as amended, which we refer to as the Rights Agreement;

     o the absence of relationships with parties entitled to fees or commissions in connection with the merger, other than UBS, our financial advisor;

     o    our receipt of an opinion from our financial advisor;

     o the number of the outstanding shares of common stock that must vote in favor of the merger agreement at the special meeting in order to approve and adopt the merger agreement and the transactions contemplated by the merger agreement; and

     o    the inapplicability of state takeover statutes.

     Many of our representations and warranties are qualified by "material adverse effect," materiality and "knowledge of the company". For the purposes of the merger agreement, (i) "knowledge of the company" and similar phrases means the actual knowledge of any of three of our specified executive officers, in each case assuming the compliance with the internal reporting policies and procedures maintained by us and our subsidiaries as of the date of the merger agreement; (ii) "material adverse effect" means any change or effect that would have a material adverse effect on the business, assets or financial condition of us and our subsidiaries taken as a whole, and (iii) "material adverse change" means a material adverse change in the business, assets or financial condition of us and our subsidiaries taken as a whole. In respect of material adverse effect and material adverse change, any change or effect resulting from or relating to the following is excluded:

     o conditions or circumstances generally affecting the cotton and soybean planting seed industries, including any conditions or circumstances resulting from reductions in planted acreage that affects the cotton and soybean planting seed industries generally, other than any conditions or circumstances that affect us or our subsidiaries in a materially disproportionate manner when compared to the effects of those conditions and circumstances on other persons engaged in the cotton and soybean planting seed industries, provided that only the disproportionate amount will be considered in determining whether those conditions or circumstances would have a material adverse effect on the business, assets or financial condition of us and our subsidiaries taken as a whole;

     o the sale of seed containing technology licensed by us or any of our subsidiaries from Monsanto or any of its affiliates;

     o    any  of  the  litigation  matters  or  investigations   specifically
          disclosed to Monsanto in the company disclosure letter;

     o any change or effect relating to general political or economic conditions, or resulting from or arising out of developments or conditions in agricultural, credit, financial or securities markets in general, including changes or effects caused by changes to government agricultural policies, acts of terrorism or war or any material worsening of these conditions existing as of the date of the merger agreement, other than any change or effect that affects us or our subsidiaries in a materially disproportionate manner when compared to the effects of those changes and effects on other persons engaged in the cotton and soybean planting seed industries, provided that only the disproportionate amount will be considered in determining whether those changes or effects would have a material adverse effect on the business, assets or financial condition of us and our subsidiaries taken as a whole;

     o any weather condition or any hurricane, earthquake or other natural disaster;

     o any change or effect primarily attributable to the execution and public announcement of the merger agreement, compliance by us and our subsidiaries with the terms of the merger agreement, or completion of the transactions contemplated by the merger agreement, except any change or effect resulting from any change of control or similar provision contained in any agreement to which we or any subsidiary is a party or bound, unless the relevant agreement was disclosed to Monsanto in the company disclosure letter;

     o    actions taken by Monsanto or any of its affiliates;

     o insects or weeds developing resistance to the technologies of Monsanto or its affiliates;

     o actions of any governmental entity with respect to technologies of Monsanto and its affiliates or from the failure of Monsanto or any of its affiliates to obtain or maintain regulatory approvals with respect to the technology of Monsanto or its affiliates; or

     o    any currency fluctuations.

     The merger agreement also contains customary representations and warranties made by Monsanto and Monsanto Sub, Inc. to us, subject to customary qualifications for materiality. The representations and warranties made to us by Monsanto and Monsanto Sub, Inc. relate to:

     o their due organization, valid existence and good standing and power and authority to operate their respective businesses;

     o their power and authority to enter into the merger agreement and to carry out their obligations under the merger agreement;

     o Monsanto's ownership of all of the issued and outstanding shares of capital stock of Monsanto Sub, Inc., and Monsanto Sub, Inc.'s lack of obligations or liabilities other than those incurred in connection its incorporation or the negotiation and completion of the transactions contemplated by the merger agreement;

     o the accuracy and completeness of information supplied by Monsanto and Monsanto Sub, Inc. to us for inclusion in this proxy statement;

     o the required consents and approvals of third parties, including governmental entities, relating to the merger;

     o the absence of relationships with parties entitled to fees or commissions in connection with the merger, other than J.P. Morgan Securities Inc., the financial advisor to Monsanto;

     o    Monsanto's   access  to  the   necessary   funds  to  complete   the
          transactions contemplated by the merger agreement; and

     o the absence of a requirement for a vote of Monsanto's stockholders in order to authorize the completion by Monsanto of the transactions contemplated by the merger agreement.

COVENANTS OF D&PL

     Conduct of Our Business Pending the Merger

     Under the merger agreement, we agreed that, except as specifically contemplated by the merger agreement, or as Monsanto otherwise consents in writing (this consent not to be unreasonably withheld or delayed):

     o our businesses and that of our subsidiaries will be conducted in the ordinary and usual course, we will use reasonable best efforts to preserve our business organization and goodwill intact, keep available the services of our officers and employees and maintain satisfactory relationships with suppliers, distributors, customers and other business associates;

     o we will not amend our certificate of incorporation or bylaws or those of any of our subsidiaries;

     o we will not split, combine, reclassify, repurchase, redeem or otherwise acquire any of our outstanding shares;

     o we will not declare, set aside or pay any dividend payable in cash, stock or property with respect to the shares, but we are permitted to declare and pay to holders of shares, in a manner consistent with past practice as to timing, regular quarterly dividends of not more than $0.15 per share (or not more than $0.17 per share commencing in quarters ending after August 31, 2006);

     o we and our subsidiaries will not issue or agree to issue any additional shares of, or rights of any kind to acquire shares of, capital stock of any class, other than:

          o the issuance of shares of capital stock of our subsidiaries to us;

          o shares of our common stock upon the exercise of stock options that were outstanding as of the date of the merger agreement pursuant to our stock option plans; or

          o grants of shares of restricted common stock or restricted common stock units to our or our subsidiaries' employees, officers, consultants and directors in accordance with past practices and the terms of our stock option plans, subject to certain limitations specified in the merger agreement;

     o we and our subsidiaries will not enter into or amend or agree to enter into or amend any contract or agreement with any works councils or trade or labor unions representing our employees or the employees of our subsidiaries, other than any work councils or trade or labor unions in the People's Republic of China and only after consulting with Monsanto;

     o we and our subsidiaries will not, except as described in "Proposal 1- The Merger Agreement - Covenants of D&PL - No Solicitation" on page 47, authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Monsanto merger) or any acquisition or disposition of any assets, except that in the case of the acquisition or disposition of assets, the merger agreement does not prevent us and our subsidiaries from:

          o acquiring or disposing of assets outside of the ordinary course of business consistent with past practice so long as the aggregate amount of those assets to be acquired or disposed of does not exceed $10,000,000; or

          o acquiring or disposing of assets in the ordinary course of business consistent with past practice;

     o we and our subsidiaries will not, except as permitted by the merger agreement, enter into or amend:

          o any employment, consulting, severance or termination indemnity agreement with any of our "named executive officers" or any of our or our subsidiaries' directors;

          o any employment, consulting, severance or termination indemnity agreement other than in the ordinary course of business consistent with past practice;

          o    any change of control agreement; or

          o    any  bonus,  incentive  compensation,   deferred  compensation,
               profit sharing, retirement or other benefit plan, except as required by law or regulations;

     o we and our subsidiaries will not, except as permitted by the merger agreement, make any contribution to any bonus, incentive compensation, deferred compensation, profit sharing, retirement or other benefit plan, except in the ordinary course of business consistent with past practice or for contributions specifically required pursuant to the terms of a plan;

     o we and our subsidiaries will not, except as permitted by the merger agreement, grant any salary increase, except in the ordinary course of business consistent with past practice;

     o    we and our subsidiaries will not:

          o except in the ordinary course of business consistent with past practice, including the renewal or replacement of existing debt, incur or assume any debt (including obligations in respect of capital leases) other than under existing lines of credit or to fund out-of-pocket costs incurred in connection with the merger;

          o assume, guarantee, endorse or otherwise become liable for the obligations of any other person, except our subsidiaries in the ordinary course of business; or

          o make any loans, advances or capital contributions to, or investments in, any other person other than a subsidiary of ours (other than trade credit or customary advances to employees and short-term investments pursuant to our customary cash management systems in the ordinary course and consistent with past practice);

     o we will neither amend the Rights Agreement nor redeem any of the rights granted under the Rights Agreement;

     o except with respect to any litigation, arbitration, investigation or other claim between us and any of our subsidiaries, on the one hand, and Monsanto and any of its subsidiaries, on the other hand, neither we nor any of our subsidiaries will settle or compromise any material litigation, arbitration, investigation or other claim in a manner that will have a material effect on us;

     o we will not grant or permit to be created any lien on any of our material assets or the material assets of any of our subsidiaries other than liens specifically permitted by the merger agreement (including (i) liens reflected in the balance sheet included in the 2005 10-K or the recent 10-Qs; (ii) liens of record consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or a materially impair the use of, such property by us and our subsidiaries in the operation of their respective businesses; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet delinquent or being contested in good faith and for which appropriate reserves have been established in accordance with generally accepted accounting principles in the United States (which contested matters were disclosed to Monsanto in the company disclosure letter); (iv) liens imposed by law; and (v) liens that do not materially adversely affect the use or enjoyment of our assets or properties or the assets and properties of our subsidiaries); and

     o neither we nor any of our subsidiaries will agree in writing or otherwise to take:

          o    any action that is prohibited under the merger agreement; or

          o any action that would constitute a breach of any covenant or agreement set forth in the merger agreement.

     Stockholders' Meeting

     We have agreed to hold the special meeting described in this proxy statement. Subject to the exceptions discussed in "Proposal 1 - The Merger Agreement - Covenants of D&PL - No Solicitation" on page 47 and to the fiduciary duties of our board of directors, we have also agreed that our board of directors would (i) recommend that our stockholders approve and adopt the merger agreement at the special meeting and (ii) use reasonable best efforts to obtain the necessary approval by our stockholders of the merger agreement and the transactions contemplated by the merger agreement.

     However, our board of directors may, if it determines in good faith, after consultation with outside legal counsel, that the failure to do so would result in a breach of its fiduciary duties to our stockholders:

     o    recommend the approval of any other merger,  consolidation  or other business combination involving us or any of our material subsidiaries or the acquisition of all or substantially all of our or any material subsidiaries' assets or capital stock, which we refer to as an acquisition transaction;

     o determine that the merger agreement or the merger is no longer advisable;

     o withdraw (or modify in a manner adverse to Monsanto or Monsanto Sub, Inc.) the approval of the merger agreement, the merger or any of the other transactions contemplated by the merger agreement;

     o recommend that our stockholders reject the merger agreement, the merger or any of the other transactions contemplated by the merger agreement and the merger; or

     o    resolve, agree or publicly propose to take any of these actions.

     At the same time, the foregoing actions may only be taken:

     o as a result of the occurrence of a material unforeseen change in our business or financial condition (without giving effect to any actual or perceived changes in our likelihood of success or any other matters pertaining to the Monsanto litigation) or the market price of our common stock; or

     o in response to or related to an acquisition transaction (other than the Monsanto merger) or a proposal or expression of interest in respect of an acquisition transaction. However, if any action is in response to or related to an acquisition transaction (other than the Monsanto merger) or a proposal or expression of interest in respect of an acquisition transaction, the action may only be taken in accordance with the terms of the merger agreement described under the caption entitled "Proposal 1 - The Merger Agreement - Covenants of D&PL - No Solicitation" on page 47.

     Access to Information; Cooperation; Related Matters

     We will provide Monsanto and its representatives and advisors reasonable access during normal business hours, and upon reasonable notice, to our offices, properties, business plans and records, and we will provide Monsanto and its representatives and advisors with financial and operating data and other information as those persons may reasonably request, subject in all cases to restrictions of applicable law. Any information that is so provided will be subject to the terms of the confidentiality agreement dated August 9, 2006 between us and Monsanto, which we refer to as the confidentiality agreement. Moreover, we and our subsidiaries are not required to make available to Monsanto or its advisors and representatives:

     o any information that is subject to confidentiality obligations that do not permit disclosure;

     o any information related to our or our subsidiaries' relationship with certain parties disclosed to Monsanto in the company disclosure letter; or

     o any information that our Chief Executive Officer and Monsanto's Chief Financial Officer agree (in good faith) constitutes competitively sensitive information. If no agreement is reached, the information will not be furnished.

     We will, and will cause our affiliates to, cooperate and provide to Monsanto and its representatives and advisors all relevant information required by Monsanto and its representatives and advisors for the purpose of ensuring that the business conducted by us and our subsidiaries complies with, and does not raise material liability risks under, applicable laws and regulations, including the FCPA and other applicable anti-corruption laws, regulations and policies.

     In addition, if, in connection with obtaining the regulatory approvals required to complete the merger, Monsanto determines to sell or otherwise dispose of us, we will, and will cause our subsidiaries and our respective representatives and advisors to, provide all cooperation and assistance that is reasonably requested by Monsanto in connection with such matters, subject to certain limitations specified in the merger agreement.

     No Solicitation

     The merger agreement provides that we will not, and will not authorize or permit any of our subsidiaries or any of our or their directors, officers, employees, agents or representatives, directly or indirectly, to:

     o solicit, initiate or encourage any inquiries or the making of any proposal with respect to an acquisition transaction;

     o negotiate, explore or otherwise engage in discussions with any person (other than Monsanto and its directors, officers, employees, agents and representatives) with respect to an acquisition transaction; or

     o    enter into any agreement with respect to an acquisition transaction.

     We also may not enter into any agreement, arrangement or understanding requiring us to abandon, terminate or fail to complete the merger or any other transactions contemplated by the merger agreement.

     Despite these prohibitions, prior to the date of the special meeting, and in response to a bona fide unsolicited written acquisition transaction proposal or expression of interest from a credible third party that is not subject to any material financing uncertainties and that our board of directors determines, in good faith, after consultation with our outside legal counsel and our financial advisor, constitutes or could reasonably result in a superior proposal, we may furnish or disclose non-public information to, and negotiate, explore or otherwise engage in discussions with, such third party.

     In addition, prior to the date of the special meeting, and in response to a bona fide unsolicited written acquisition transaction proposal or expression of interest from a credible third party that is not subject to any material financing uncertainties and that our board of directors determines, in good faith, after consultation with our outside legal counsel and our financial advisor, and after giving effect to all of the adjustments to the Monsanto merger proposal which Monsanto may offer as described below, constitutes a superior proposal, we may enter into an agreement with a third party in respect of an acquisition transaction so long as we concurrently terminate the merger agreement and incur the consequences summarized elsewhere in this proxy statement. However, prior to entering into any agreement with a third party and terminating the merger agreement, we must (i) have delivered written notice to Monsanto of our intention to take these actions, and this written notice must include the form of agreement that is to be entered into with the third party or a written summary of all of the material provisions of the agreement and (ii) Monsanto must be given three business days after the delivery of this written notice to propose revisions to the terms of the merger agreement (or make another proposal). We are only permitted to enter into a definitive agreement with a third party in respect of an acquisition transaction and terminate the merger agreement if, at the end of the three business day period, our board of directors determines, in good faith, after consultation with our outside legal counsel and our financial advisor, and in the exercise of its fiduciary duties, and after giving effect to all of the adjustments, which may be offered by Monsanto as contemplated by the requirement above, that the agreement with the third party constitutes a superior proposal. Under the merger agreement, a "superior proposal" means any bona fide written offer in respect of an acquisition transaction that our board of directors determines in good faith, after consultation with our outside legal counsel and our financial advisor, is more favorable to our stockholders than the Monsanto merger.

     We agreed to immediately cease, and to cause each of our subsidiaries and our and their directors, officers, employees, agents and representatives to immediately cease, any solicitations, discussions or negotiations existing on the date of the merger agreement with any person (other than with Monsanto) that has made or indicated an intention to make a proposal in respect of an acquisition transaction.

     Finally, we agreed to reasonably promptly notify Monsanto in writing of the receipt of any inquiries or proposals and developments relating to an acquisition transaction, and we are required to promptly furnish to Monsanto either a copy of such proposal or a written summary of all of the material terms of such proposal. We are also required to keep Monsanto reasonably informed on a current basis of the occurrence of any material changes with respect to these matters.

     Employment, Retention, Severance and Noncompetition Agreements and Other Compensation Arrangements

     We are offering to two groups of key employees, which we refer to respectively as the Key Employee Group and the Management Key Employee Group, a Key Employee Employment Protection and Retention Agreement which we refer to as the retention agreement. The retention agreement provides for a retention bonus payment to be made on each of the effective time of the merger and the four-, eight- and twelve- month anniversaries of the effective time of the merger. The total retention bonus payable to employees who remain employed for the entire twelve-month period is equal to one year base salary for the Key Employee Group and six months base salary for the Management Key Employee Group.

     Under the retention agreement, if, prior to the twelve-month anniversary of the effective time of the merger, the employment of any employee covered by the retention agreement is terminated by us without "cause" or other than due to "disability" or by the employee for "good reason" (as such terms are defined in the retention agreement), the employee will be entitled to the following, in satisfaction of all severance pay claims against us and our subsidiaries: (i) a pro-rata portion of the total retention bonus; (ii) a lump sum payment equal to the employee's base salary plus bonus; (iii) vested amounts owed under our employee benefit plans; (iv) continuation of welfare and fringe benefits plans until the first anniversary of the employee's termination or, if earlier, the date the employee obtains comparable coverage;
(v) forgiveness of all forgivable loans outstanding at the effective time of the merger; and (vi) if the employee uses a car provided by us, 50% of either the present value of the remaining lease payments or buyout value of the car if it is leased or the resale value of the car if it is owned. If any employee would be subject to an excise tax pursuant to Section 280G of the Code with respect to these payments, the payments will be reduced if doing so would result in the employee receiving a larger after-tax amount. For the one year period following the employee's termination, the employee is subject to noncompetition and nonsolicitation covenants.

     Prior to the effective time of the merger, the merger agreement allows us to enter into employment, severance or change in control agreements with certain executives and also allows us to pay a special cash award to employees. We have entered into an amended and restated employment agreement with W.T. Jagodinski and have entered into Severance Protection Agreements with our executive officers, including Kenneth M. Avery, R.D. Greene, Charles
R. Dismuke, Jr., William V. Hugie, James H. Willeke and eight other vice presidents. These agreements are described in "Interests of Certain Parties in the Merger" page 30.

     We have determined that we will increase the 2006 bonus pool income used for bonus calculation purposes to include $10 million attributable to costs associated with the Monsanto disputes. This will result in an increase in the bonuses paid for 2006 of up to $600,000. In addition, we have established a one-time bonus pool of up to $2.4 million. This latter adjustment was made to reflect the aggregate reduction in bonuses paid between 2000 and 2005 attributable to costs associated with the Monsanto disputes since these costs were deducted from bonus pool income before the bonus formula was applied. We have not determined which employees will receive an award or the size of any individual employee's award or if any such awards will be made.

COVENANTS OF MONSANTO AND MONSANTO SUB, INC.

     Confidentiality

     Prior to the effective time of the merger, Monsanto and Monsanto Sub, Inc. will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence all material described as "Evaluation Material" under the confidentiality agreement in accordance with the terms of the confidentiality agreement.

     Indemnification

     For a period of not less than six years from the effective time of the merger:

     o Monsanto will, and will cause the surviving corporation to, indemnify, to the fullest extent permitted under the DGCL, our present and former directors and officers and the present and former directors and officers of our subsidiaries, which we refer to collectively as the indemnified parties, from and against all losses, obligations, expenses, claims, damages and liabilities arising in respect of actions taken prior to and including the effective time of the merger in connection with their duties as directors or officers. However,

          o if any claim is asserted or made within this six-year period, all rights to indemnification in respect of that claim will continue until final disposition; and

          o neither Monsanto nor the surviving corporation will be liable for any settlement effected without Monsanto's prior written consent (which consent will not be unreasonably withheld or delayed).

     o Monsanto or the surviving corporation will maintain in effect directors' and officers' liability insurance covering the indemnified parties who are currently covered by our existing directors' and officers' liability insurance, on terms and conditions no less favorable than those in effect at the date of the merger agreement with respect to Monsanto's officers and directors.

     In addition, in the event any indemnified party becomes involved in his official capacity in any action, proceeding or investigation in connection with any matter, including the merger, occurring prior to and including the effective time of the merger, Monsanto will periodically reimburse, and will cause the surviving corporation to periodically reimburse, that indemnified party for his reasonable legal and other reasonable out-of-pocket expenses incurred in connection with such matters.

     Operations After the Effective Time

     In the merger agreement, Monsanto stated that it currently intends to maintain our offices, facilities and operations at their current locations. Monsanto also stated that it looks forward to continuing the strong relationship developed by us with the community in Scott, Mississippi.

     Employee Benefits

     From and after the closing date, Monsanto will cause the surviving corporation to honor, pay and perform all obligations under all employment, severance, termination indemnity, retention and change of control agreements with or for our employees and our subsidiaries' employees. Moreover, Monsanto will cause the surviving corporation to maintain and fund in accordance with ERISA, the Code and any other applicable law, for a period of two years after the effective time of the merger, employee benefit and compensation plans and arrangements which, in the aggregate, provide benefits and compensation to employees of the surviving corporation and its subsidiaries which are no less favorable in the aggregate than those provided pursuant to the employee benefit and compensation plans and arrangements in effect for those individuals on the date of the merger agreement.

     From and after the effective time of the merger, if our employees or the employees of our subsidiaries participate in any employee benefit plan of Monsanto or any of its subsidiaries, Monsanto will, and will cause its subsidiaries to, cause those employee benefit plans to:

     o recognize the service of the affected employees completed prior to the effective time of the merger for participation, vesting and eligibility for early retirement, but not for purposes of benefit accrual or eligibility for subsidized retiree medical benefits; and

     o waive any pre-existing condition limitations or exclusions under group health plans of Monsanto or its subsidiaries.

     If the merger is completed more than three months after the end of our last completed fiscal year, then the amount of any bonuses payable to each of our employees and the employees of our subsidiaries, in each case who are eligible to participate in a bonus plan or arrangement for our fiscal year that includes the closing date, will be determined consistent with our past practices and will be payable no later than November 15 of the fiscal year of the surviving corporation next succeeding the fiscal year that includes the closing date.

COVENANTS OF MONSANTO AND US

     Best Efforts

     Subject to the terms and conditions of the merger agreement (including the provisions relating to antitrust approvals), we and Monsanto will each use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the merger. We and Monsanto will each provide to one another and to one another's counsel information as may be required in order to accomplish the foregoing actions.

     Certain Filings are Required

     Subject to the terms and conditions of the merger agreement (including the provisions relating to antitrust approvals), we and Monsanto will cooperate with one another in:

     o determining what actions by, or filings with, any governmental entity or what actions or consents are required to be obtained from parties to any material contracts in connection with the merger; and

     o seeking any actions, consents or approvals or making any filings, furnishing required information and seeking timely to obtain any actions, consents, approvals or waivers.

     Public Announcements

     We and Monsanto will consult with each other before issuing any press release or making any public statement with respect to the merger agreement and the merger. Moreover, except as may be required by applicable law or any listing agreement with any national securities exchange, neither party will issue a press release or make any public statement prior to obtaining the other party's consent.

     Notices of Certain Events

     We and Monsanto must promptly notify the other of:

     o any notice or other communication from any person alleging that their consent is or may be required in connection with the merger;

     o any notice or other communication received from any governmental entity in connection with the merger;

     o any actions, suits, claims, investigations or proceedings brought or threatened, involving or affecting us or any of our subsidiaries, on the one hand, or Monsanto or Monsanto Sub, Inc., on the other hand, relating to the merger; and

     o any action, event or occurrence that would constitute a breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

      Antitrust Matters

     We and Monsanto have filed the Pre-Merger Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, which we collectively refer to as the Antitrust Authorities. On September 27, 2006, the Antitrust Division issued a second request to us and Monsanto. As a result, the waiting period under the HSR Act has been suspended and the parties may not complete the merger until 30 days after both parties substantially comply with this second request, unless the waiting period is terminated earlier by the Antitrust Division or extended with the consent of us and Monsanto. Following the issuance of a second request, the merger agreement requires that we and Monsanto use reasonable best efforts to substantially comply with the second request as promptly as practicable (and, in any event, we must substantially comply with the second request no later than Monsanto).

     In addition to filings with and responses to the Antitrust Authorities, we, Monsanto and Monsanto Sub, Inc. will use our commercially reasonable efforts to obtain all other material consents of third parties and governmental entities, and to make all governmental filings necessary to the completion of the merger.

     Subject to the terms set forth in the merger agreement, each party will cooperate and consult with the other party in connection with the antitrust matters described under this caption. In particular, each party will, subject to applicable law and the limitations in the merger agreement and except as prohibited by any governmental entity:

     o furnish to the other that information and assistance as the other reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any governmental entity under the HSR Act or any comparable laws of foreign jurisdictions;

     o promptly notify the other party of any communication from the Antitrust Division, the FTC, any State Attorney General or any other governmental entity, and permit the other party to review in advance and accept all of the other party's reasonable comments in connection with, any proposed written communication to any of the foregoing;

     o to the extent practical, not participate in any substantive meeting or any material discussion or communication with any governmental entity in respect of any filings, investigation or inquiry concerning the merger agreement or the merger, unless it consults with the other party in advance and, if permitted by the governmental entity, gives the other party the opportunity to attend and participate in the meeting or discussion, or to the extent prior consultation is not practical, promptly report to the other party the substance of the communication;

     o furnish the other party with copies of all correspondence, filings, and written communications between them and their affiliates and representatives, on the one hand, and any governmental entities or their staffs, on the other hand, with respect to the merger agreement and the merger; and

     o make available the party's respective counsel, experts and advisors to the other party, and its respective counsel, experts and advisors for the purpose of obtaining the required antitrust approvals.

     Subject to the terms set forth in the merger agreement, Monsanto will use reasonable best efforts to ensure that:

     o no requirement for a waiver, consent or approval of the FTC, the Antitrust Division, any State Attorney General or other governmental entity;

     o no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding; and

     o    no other matter relating to any antitrust law;

would prevent completion of the merger by February 14, 2007, unless the relevant regulatory waiting periods under the HSR Act or competition laws of Spain have not expired or been terminated by such date, in which case, this date will be automatically extended to August 14, 2007, solely for the purpose of Monsanto satisfying its obligations with respect to obtaining antitrust approvals, including promptly offering to divest: (i) the United States cottonseed business acquired by Monsanto in 2005, including the STONEVILLE(R) and NEXGEN(R) brands; and (ii) a license to Monsanto's currently commercialized cotton traits (i.e., the traits marketed under the following trademarks:
Roundup Ready(R), Roundup Ready(R) Flex, Bollgard(R) and Bollgard(R) II) on terms with respect to financial terms and stacking rights at least as favorable as contained in any existing commercial license to those traits. All references in this proxy statement to the "outside date" mean February 14, 2007 or August 14, 2007, as applicable.

     Monsanto will also defend through litigation on the merits any claim asserted in any court by any person in an effort to ensure that no matter relating to any antitrust law would prevent completion of the Merger by the outside date, and we have agreed to use our reasonable best efforts to cooperate with Monsanto in connection with that litigation. If the merger agreement is terminated (i) because the merger has not been completed by the outside date and at that time, the waiting period under the HSR Act or the competition laws of Spain has not expired or been terminated, (ii) because the merger has not been completed by the outside date and (a) a United States federal or state statute, rule or regulation or a United States federal or state court order, injunction or other legal restraint or prohibition related to antitrust or competition matters would prevent the completion of the merger or (b) any other statute, rule, regulation, court order, injunction or other legal restraint or prohibition related to antitrust or competition matters that would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect (after giving effect to the merger) or would subject any director, officer or other employee of Monsanto, Monsanto Sub, Inc., us or any of our subsidiaries to any criminal liability would prevent the completion of the merger or (iii) a law related to antitrust or competition matters makes completion of the merger illegal or prohibited or a final non-appealable governmental order related to antitrust or competition matters prevents the parties from completing the merger, Monsanto will pay to us $600 million in cash, which we refer to as the Monsanto termination payment, and, upon making this payment, the Monsanto litigation will be terminated in all respects and the parties will promptly take any and all actions as may be required to dismiss the Monsanto litigation with prejudice. Once Monsanto pays us the Monsanto termination payment, Monsanto will have no other obligation to us under the merger agreement.

     Confidentiality

     The confidentiality agreement will remain in full force and effect until its expiration in accordance with its terms.

     Litigation Stay

     Until the earlier to occur of the termination of the merger agreement and the closing date, and subject to the rights of the parties in respect of the Monsanto litigation as provided in the merger agreement, each party will take all steps necessary to obtain (a) from the Mississippi Supreme Court a continuance of up to twelve months of any hearing on, or decision in, Delta and Pine Land Company v. Monsanto Company, et al, No. 05-M-00015-SCT consolidated with No. 05-M-00016-SCT and (b) to the extent necessary, from the Circuit Court of the First Judicial District of Bolivar County a stay of Delta and Pine Land Company v. Monsanto Company, et al, Civil Action No. 2000-1. On August 27, 2006, the Mississippi Supreme Court entered an order staying the Monsanto litigation through February 27, 2007.

     Prior to the earlier to occur of the termination of the merger agreement in accordance with its terms and the closing date, we and Monsanto have agreed not to, and to cause our respective affiliates not to, prosecute any claims we or Monsanto may have in respect of or otherwise pursue the Monsanto litigation.

     In the event the parties are unable to maintain a stay or continuance of the Monsanto litigation until the outside date, then the parties will:

     o take all steps necessary to obtain a dismissal of the Monsanto litigation without prejudice with leave to refile in (and only in) the same forum;

     o    consent to this filing;

     o waive, and not assert, any applicable statute of limitations or defense relating to the passage of time caused by any dismissal or non-pursuit of claims or counterclaims or failure to prosecute caused by any dismissal or the non-pursuit of claims or counterclaims; and

     o waive, and not assert, any defense relating to or arising out of the parties' conduct in connection with negotiating or attempting to implement the merger agreement.

CONDITIONS TO THE MERGER

     Conditions to the Obligations of Each Party

     The obligations of us, Monsanto and Monsanto Sub, Inc. to complete the merger are subject to the satisfaction or written waiver of the following conditions:

     o    approval and adoption of the merger agreement by our stockholders;

     o expiration or termination of any applicable waiting period under the HSR Act and the competition laws of Spain relating to the merger (provided that Monsanto can waive the requirement with respect to the competition laws of Spain);

     o    the absence of any:

          o United States federal or state statute, rule or regulation or United States federal or state court order, injunction or other legal restraint or prohibition that would prevent the completion of the merger; and

          o other statute, rule, regulation, court order, injunction or other legal restraint or prohibition that would prevent the completion of the merger, if the violation thereof would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect (after giving effect to the merger) or would subject any director, officer or other employee of Monsanto, Monsanto Sub, Inc., D&PL or any of its subsidiaries to any criminal liability.

     However, before asserting this condition, each of the parties must have used all reasonable best efforts to prevent the entry of the injunction, court order, legal restraint or prohibition, to have the injunction, court order, legal restraint or prohibition lifted or withdrawn, and to appeal as promptly as possible the injunction, court order, legal restraint or prohibition that may be entered.

     Additional  Conditions to the  Obligations  of Monsanto and Monsanto Sub,
Inc.

     Monsanto's and Monsanto Sub, Inc.'s obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions:

     o our representations and warranties in the merger agreement must be true and correct as of the effective time of the merger, except representations and warranties (a) which address matters only as of a certain date, which must be true and correct as of that date, and
          (b) relating to certain actions not having been taken during the period between August 31, 2005 and the date of the signing of the merger agreement, which must be true and correct as of the date of the signing of the merger agreement. This condition will be satisfied to the extent that the failures in the aggregate of our representations and warranties (disregarding any qualifications as to materiality contained in those representations and warranties, and other than the representations and warranties set forth in clauses (i), (ii) and (iii) in the bullet point below) to be true and correct would not, individually or in the aggregate, have a material adverse effect;

     o our representations and warranties in the merger agreement relating to: (i) our capitalization; (ii) our ownership and license to use all germplasm that we or any of our subsidiaries are presently selling or reasonably anticipate selling within two years of the date of the merger agreement and that is material to us and our subsidiaries taken as a whole; and (iii) the absence of any agreements with third parties which would grant any third party access to the technology, including germplasm, of Monsanto or any of its affiliates, or obligate Monsanto or any of its affiliates to grant to any third party access to any of the technology, including germplasm, of Monsanto or any of its affiliates, in each case, except with respect to intellectual property rights in improvements to technology licensed to us or our subsidiaries, must be true and correct as of the effective time of the merger, except to the extent that the failure in the aggregate of these representations and warranties (disregarding any qualifications as to materiality contained in such representations and warranties) to be true and correct, would not, individually or in the aggregate, result in or be reasonably likely to result in aggregate liability to Monsanto or any of its affiliates (including, in this case, us and our subsidiaries) in excess of $4,000,000;

     o there shall not have been any change that, individually or in the aggregate, would have a material adverse change; and

     o we shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, in each case required to be performed by or complied with by us under the merger agreement on or prior to the effective time of the merger.

     Additional Conditions to the Obligation of D&PL

     Our obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions:

     o the representations and warranties of Monsanto and Monsanto Sub, Inc. in the merger agreement must be true and correct as of the effective time of the merger (except representations and warranties which address matters only as of a certain date, which must be true and correct as of that date), except to the extent that the failures in the aggregate of those representations and warranties (disregarding any qualifications as to materiality contained in those representations and warranties) to be true and correct, would not, individually or in the aggregate, have a material adverse effect on or materially delay the ability of Monsanto or Monsanto Sub, Inc. to complete the merger; and

     o Monsanto and Monsanto Sub, Inc. shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, in each case required to be performed by or complied with by them under the merger agreement on or prior to the effective time of the merger.

     Burden of Proof

     Any party seeking to claim that a condition to its obligation to effect the merger has not been satisfied by reason of the fact that a material adverse change or a material adverse effect has occurred or would be reasonably expected to occur or result will have the burden of proof to establish that occurrence or likelihood.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by our stockholders ):

     o    by mutual written consent of D&PL and Monsanto;

     o    by either D&PL or Monsanto, if:

          o the merger has not been completed on or before the outside date. However, no party may terminate the merger agreement for this reason if that party's failure to fulfill any of its obligations under the merger agreement was the reason that the effective time did not occur on or before the outside date; or

          o completion of the merger is illegal or otherwise prohibited by any law or final non-appealable court order;

     o    by Monsanto, if:

          o our board of directors withdraws, modifies or changes its recommendation or approval in respect of the merger agreement or the merger in a manner adverse to Monsanto or Monsanto Sub, Inc.;

          o our board of directors approves, endorses or recommends any acquisition transaction other than the Monsanto merger;

          o our stockholders do not approve the merger agreement at the special meeting (including any adjournment or postponement of that meeting);

          o we have breached any representation, warranty, covenant or agreement contained in the merger agreement so that the closing conditions relating to the truthfulness and correctness of our representations and warranties, and our compliance with our obligations, agreements and covenants under the merger agreement, would not be satisfied as of any date following the date of the merger agreement. However,

               o we are entitled to cure any such breach (if curable) within 20 days of receiving written notice from Monsanto; and

               o Monsanto may not terminate the merger agreement due to our breach, if Monsanto is at that time also in material breach of the terms of the merger agreement; or

     o    by us:

          o prior to the date of the special meeting, and subject to the terms of the merger agreement, to allow us to enter into an agreement in respect of an acquisition transaction which our board of directors has determined in good faith, after consultation with our outside legal counsel and our financial advisor, and in the exercise of its fiduciary duties, and after giving effect to any adjustments that may be offered by Monsanto, constitutes a superior proposal; or

          o if Monsanto or Monsanto Sub, Inc. has breached any representation, warranty, covenant or agreement contained in the merger agreement so that the closing conditions as to the truthfulness and correctness of Monsanto's representations and warranties, and Monsanto's and Monsanto Sub, Inc.'s compliance with their obligations, agreements and covenants under the merger agreement, would not be satisfied as of any date following the date of the merger agreement. However,

               o Monsanto and Monsanto Sub, Inc. are entitled to cure (if curable) any such breach within 20 days of receiving written notice from us; and

               o we may not terminate the merger agreement due to Monsanto's or Monsanto Sub, Inc.'s breach if at that time we are also in material breach of the terms of the merger agreement.

EFFECT OF TERMINATION

     If the merger agreement is terminated by any of the parties as permitted by the merger agreement, the provisions in the merger agreement relating to confidentiality, the effect of termination and the general contractual provisions, including the provisions regarding governing law, remedies and rules of construction, will survive.

     In the event that the merger agreement is terminated by us due to Monsanto's or Monsanto Sub, Inc.'s breach in a material respect of certain covenants or agreements contained in the merger agreement and Monsanto's or Monsanto Sub, Inc.'s failure to cure that breach within 20 days after we inform Monsanto in writing of the breach, which we refer to as a parent covenant termination event, Monsanto will pay us $600 million in cash. Upon making this payment, the Monsanto litigation will be terminated and the parties to the merger agreement will promptly take all actions as may be required to dismiss the Monsanto litigation with prejudice.

     In the event that the merger agreement is terminated by Monsanto due to our board of directors withdrawing, modifying or changing its recommendation or approval of the merger agreement or the merger in accordance with the terms of the merger agreement and in a manner adverse to Monsanto or Monsanto Sub, Inc., and at the time our board of directors withdrew, modified or changed its recommendation or approval, our board of directors had not received a written proposal or written expression of interest (whether or not publicly announced) from any person (other than Monsanto or an affiliate thereof) with respect to an acquisition transaction, which we refer to as a stand-alone fiduciary termination event, then:

     o    we will pay Monsanto $15 million in cash;

     o the obligations of the parties under the merger agreement to obtain and maintain a continuance or stay, as applicable, in respect of the Monsanto litigation and otherwise not to prosecute or pursue any claims in respect of the Monsanto litigation will terminate; and

     o the parties to the merger agreement will be permitted to pursue any and all rights and remedies that they may have in respect of the Monsanto litigation (including, if applicable, re-instituting all or any portion of the Monsanto litigation that may be dismissed without prejudice in accordance with the terms of the merger agreement).

     In the event that the merger agreement is terminated by (i) Monsanto because our board of directors approves, endorses or recommends any acquisition transaction other than the Monsanto merger or (ii) us, prior to the date of the special meeting, to allow us to enter into an agreement in respect of an acquisition transaction which our board of directors has determined in good faith, after consultation with our outside legal counsel and our financial advisor, and in the exercise of its fiduciary duties, and after giving effect to any adjustments that may be offered by Monsanto, constitutes a superior proposal, each of which we refer to as a topping offer termination event, then at the same time as the termination of the merger agreement by us or Monsanto, the Monsanto litigation will be terminated and the parties to the merger agreement will promptly take any and all actions as may be required to dismiss the Monsanto litigation with prejudice.

     If the merger agreement is terminated by Monsanto due to our breach in a material respect of certain covenants or agreements contained in the merger agreement, including if our board of directors has withdrawn, modified or changed its recommendation or approval in respect of the merger agreement or the merger in breach of the terms of the merger agreement, and we fail to cure that breach within 20 days after Monsanto informs us in writing of the breach, which we refer to as a company covenant termination event, then at the same time as the termination of the merger agreement by Monsanto, the Monsanto litigation will be terminated and the parties to the merger agreement will promptly take any and all actions as may be required to dismiss the Monsanto litigation with prejudice.

     If the merger agreement is terminated by us or Monsanto other than in connection with a termination which would give rise to an obligation to make the Monsanto termination payment or in connection with a parent covenant termination event, a stand-alone fiduciary termination event, a topping offer termination event or a company covenant termination event, then, effective upon the date of any such termination:

     o the obligations of the parties to obtain and maintain a continuance or stay in respect of the Monsanto litigation and otherwise not to prosecute or pursue any claims in respect of the Monsanto litigation will terminate; and

     o the parties to the merger agreement will be permitted to pursue all rights and remedies that they may have in respect of the Monsanto litigation, which rights and remedies expressly survive any such termination. However, if the merger agreement is terminated by Monsanto due to the fact that:

          o we have breached any of our representations or warranties contained in the merger agreement in a manner that permits Monsanto to terminate the merger agreement and have failed to cure that breach within 20 days after Monsanto has informed us in writing of the breach; or

          o because the merger has not been completed by the outside date and the material adverse change closing condition is not satisfied on the effective date of the termination,

then, in addition to the consequences set forth above in respect of the Monsanto litigation, Monsanto's royalty percentage under certain agreements with us will be decreased from 71% to 60% pertaining to the use of Bollgard(R) technology and from 70% to 60% pertaining to the use of Roundup Ready(R) technology.

     A summary table outlining the termination events follows.

------------- ----------- ------------------------------- ----------------------
TERMINATION   PARTY                                       SPECIFIC CONSEQUENCES
EVENT         TERMINATING EVENT                           OF TERMINATION

------------- ----------- ------------------------------- ----------------------
Any                N/A    The  merger  agreement  is not  Monsanto pays  us $600
Termination               completed  by the outside date  million in cash.
Where                     and the waiting  period  under
Monsanto is               the    HSR    Act    or    the         -and-
Required to               competition  laws of Spain has
Make the                  not   yet   expired   or  been  The           Monsanto
Monsanto                  terminated.                     litigation          is
termination                                               terminated   and   the
payment                                                   parties must  take all
                                       -or-               action to  dismiss the
                                                          Monsanto    litigation
                                                          with prejudice.

                          The  merger  agreement  is not
                          completed  by the outside date
                          and   (a)  a   United   States
                          federal   or  state   statute,
                          rule   or   regulation   or  a
                          United   States   federal   or
                          state court order,  injunction
                          or other  legal  restraint  or
                          prohibition     related     to
                          antitrust    or    competition
                          matters   would   prevent  the
                          completion  of the  merger  or
                          (b) any other  statute,  rule,
                          regulation,    court    order,
                          injunction   or  other   legal
                          restraint    or    prohibition
                          related   to    antitrust   or
                          competition    matters    that
                          would,  individually or in the
                          aggregate,    have    or    be
                          reasonably  expected to have a
                          material     adverse    effect
                          (after  giving  effect  to the
                          merger) or would  subject  any
                          director,   officer  or  other
                          employee     of      Monsanto,
                          Monsanto Sub,  Inc., us or any
                          of  our  subsidiaries  to  any
                          criminal    liability    would
                          prevent the  completion of the
                          merger.

                                       -or-

                          A law related to  antitrust or
                          competition  matters makes the
                          completion   of   the   merger
                          illegal  or  prohibited  or  a
                          final           non-appealable
                          governmental  order related to
                          antitrust    or    competition
                          matters  prevents  the parties
                          from completing the merger.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Parent            D&PL    Monsanto  or   Monsanto   Sub,  Monsanto  pays us $600
Covenant                  Inc.  breaches  in a  material  million in cash.
Termination               respect  certain  covenants or
Event                     agreements  and  fails to cure         -and-
                          the  breach   within  20  days
                          after we  inform  Monsanto  in  The           Monsanto
                          writing of the breach.          litigation          is
                                                          terminated   and   the
                                                          parties  must take all
                                                          action  to dismiss the
                                                          Monsanto    litigation
                                                          with prejudice.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Stand-Alone     Monsanto  Our    board   of    directors  We  pay  Monsanto  $15
Fiduciary                 withdraws, modifies or changes  million in cash.
                          its recommendation or approval

Termination               of the merger agreement or the        -and-
Event                     merger  in accordance with the
                          terms of  the merger agreement  The   parties  are  no
                          and  in a  manner adverse   to  longer   obliged    to
                          Monsanto or Monsanto Sub, Inc.  obtain  and maintain a
                          and, at  that  time, our board  continuance or stay of
                          of directors has  not received  the           Monsanto
                          a written proposal  or written  litigation.
                          expression  of  interest  from
                          any    person   regarding   an         -and-
                          acquisition transaction.

                                                          The    parties     are
                                                          permitted  to   pursue
                                                          any and all rights and
                                                          remedies in respect of
                                                          the           Monsanto
                                                          litigation.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Topping Offer   Monsanto  Our    board   of    directors  The           Monsanto
Termination               approves,      endorses     or  litigation          is
Event             -or-    recommends   any   acquisition  terminated   and   the
                          transaction   other  than  the  parties  must take all
                  D&PL    Monsanto merger.                action  to dismiss the
                                                          Monsanto    litigation
                                        -or-              with prejudice.

                          We   terminate    the   merger
                          agreement,  prior  to the date
                          of  the  special  meeting,  to
                          allow  us  to  enter  into  an
                          agreement   in  respect  of  a
                          transaction  that  constitutes
                          a superior proposal.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Company         Monsanto  We   breach   in  a   material  The           Monsanto
Covenant                  respect  certain  covenants or  litigation          is
Termination               agreements  and  fail  to cure  terminated   and   the
Event                     the  breach   within  20  days  parties must  take all
                          after  Monsanto  informs us in  action  to dismiss the
                          writing of the breach.          Monsanto    litigation
                                                          with prejudice.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Material        Monsanto  We    breach    any   of   our  The   parties  are  no
Breach      by            representations  or warranties  longer   obliged    to
D&PL        of            in  a  manner   that   permits  obtain  and maintain a
Representations           Monsanto  to   terminate   the  continuance or stay of
and Warranties            merger  agreement  and fail to  the           Monsanto
-or-                      cure  the  breach   within  20  litigation.
A Company                 days  after  Monsanto  informs
Material                  us in writing of the breach.            -and-
Adverse Change
                                       -or-               The     parties    are
                                                          permitted  to   pursue
                          The   merger   has  not   been  any and all rights and
                          completed  by the outside date remedies  in respect of
                          and   the   material   adverse the            Monsanto
                          change  closing  condition  is litigation.
                          not     satisfied    on    the
                          effective    date    of    the          -and-
                          termination.
                                                          Monsanto's     royalty
                                                          percentage       under
                                                          certain     agreements
                                                          with  us is  decreased
                                                          from    71%   to   60%
                                                          pertaining to the  use
                                                          of         Bollgard(R)
                                                          technology  and   from
                                                          70% to  60% pertaining
                                                          to the  use of Roundup
                                                          Ready(R) technology.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

------------- ----------- ------------------------------- ----------------------
TERMINATION   PARTY                                       SPECIFIC CONSEQUENCES
EVENT         TERMINATING EVENT                           OF TERMINATION

------------- ----------- ------------------------------- ----------------------
Other             D&PL    Any other reason.               The  parties   are  no
                                                          longer   obliged    to
                  -or-                                    obtain and  maintain a
                                                          continuance or stay of
                Monsanto                                  the           Monsanto
                                                          litigation.

                                                                   -and-

                                                          The     parties    are
                                                          permitted   to  pursue
                                                          any and all rights and
                                                          remedies in respect of
                                                          the           Monsanto
                                                          litigation.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

AMENDMENT, EXTENSION AND WAIVER

     At any time prior to the effective time of the merger, the parties to the merger agreement may:

     o extend the time for the performance of any of the obligations or other acts of the parties;

     o waive any inaccuracies in the representations and warranties or in any document delivered pursuant the merger agreement; and

     o waive compliance with any of the agreements or conditions contained in the merger agreement, except for approval of our stockholders and, in connection with all HSR Act filings, of the FTC and the Antitrust Division.

     The parties may amend or waive any provision of the merger agreement prior to the effective time of the merger. After the adoption of the merger agreement by our stockholders, no amendment or waiver requiring approval of our stockholders shall be effective unless such approval is obtained.

SPECIFIC PERFORMANCE

     The parties are entitled to specific performance of the terms of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

MISCELLANEOUS

     The merger agreement has been incorporated by reference in this proxy statement to provide stockholders with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the merger agreement is not intended to be a source of factual, business or operational information about the parties.

     The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the company disclosure letter. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing those matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Our stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof in this proxy statement as characterizations of the actual state of facts or condition of us or our affiliates.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

                               APPRAISAL RIGHTS

     The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Appendix C. Stockholders intending to exercise appraisal rights should carefully review Appendix C. Failure to follow precisely any of the statutory procedures set forth in Appendix C may result in a termination or waiver of these rights.

     If the merger is consummated, dissenting holders of our common stock who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

     The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

     Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "FOR" the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at One Cotton Row, Scott, Mississippi 38772, Attention: Corporate Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its share of our common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

     Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after the stockholder's request is received by us or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

     Within 120 days after the effective time of the merger (but not thereafter), either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock owned by stockholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

     Upon the filing of any  petition  by a  stockholder  in  accordance  with
Section 262, service of a copy must be made upon us. We must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom we have not reached agreements as to the value of their shares. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

     If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     Stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also note that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights generally will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "The Merger - Material United States Federal Income Tax Consequences of the Merger" on page 36.

     Any  stockholder  who has duly  demanded  appraisal  in  compliance  with
Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

     At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

     Failure by any stockholder to comply fully with the procedures of Section 262 of the DGCL, as reproduced in Appendix C to this proxy statement, may result in termination of such stockholder's appraisal rights.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     To our best knowledge, based on information filed with the SEC and our stock records, the following table sets forth, as of October 6, 2006, shares of our common stock beneficially owned by each director, each named executive officer and by all executive officers and directors as a group. To our best knowledge, the following table also sets forth, as of June 30, 2006, shares of our common stock beneficially owned by any person owning more than 5% of our shares of common stock.

     A person's beneficial ownership of common stock is determined in accordance with the rules and regulations of the SEC. Except as indicated elsewhere in the footnotes to this table, the persons named in the table have sole voting power and investment power with respect to the shares of common stock they beneficially own. In addition to the shares of common stock held by each individual, shares of restricted stock and shares of common stock that such person has the right to acquire as of October 6, 2006 or within 60 days thereafter, upon the exercise of options granted by us, have been included.

                                                        AMOUNT OF
                                                        BENEFICIAL  PERCENTAGE
NAME OF BENEFICIAL OWNER                                OWNERSHIP   OF CLASS(1)
----------------------------------------------------    ----------  -----------
Westfield Capital Management (2)....................   2,023,690        5.5
Eagle Asset Management, Inc.(3).....................   1,910,995        5.2
Alson Capital Partners LLC(4).......................   1,897,500        5.2
Sterling Capital Management, LLC (5)................   1,825,247        5.0
Kayne Anderson Rudnick Investment Mgt (6)...........   1,799,613        4.9
Jon E. M. Jacoby (7)................................     174,052        0.5
Nam-Hai Chua (8)....................................     125,987        0.3
W.T. Jagodinski (9) (10)............................     600,394        1.6
Joseph M. Murphy (11)...............................     114,241        0.3
F. Murray Robinson (12).............................     164,100        0.4
Stanley P. Roth (13)................................     166,154        0.5
Rudi E. Scheidt (14)................................     145,766        0.4
Kenneth M. Avery (9) (15)...........................       4,000        0.0
Charles R. Dismuke, Jr.  (9) (16)...................     210,052        0.6
R. D. Greene (9) (17)...............................     112,712        0.3
William V. Hugie (9) (18)...........................      69,896        0.2
James H. Willeke (9) (19)...........................      19,418        0.1
All Directors and Executive Officers as a Group (20
persons)(20) .......................................   2,334,660        6.1

(1)  Based on 36,532,274 shares outstanding on October 6, 2006.

(2) The mailing address for Westfield Capital Management is One Financial Center, Boston, Massachusetts 02111.

(3) The mailing address for Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33733-0520.

(4) The mailing address for Alson Capital Partners LLC is 810 7th Ave Fl 39, New York, NY, United States.

(5) The mailing address for Sterling Capital Management is 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211.

(6) The mailing address for Kayne Anderson Rudnick Investment Management LLC is 1800 Avenue of the Stars, # 200, Los Angeles, California 90067.

(7) Includes the following shares: 5,437 shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition, 20,094 shares held in an IRA account, 8,200 shares held by an LLC as to which Mr. Jacoby disclaims beneficial ownership and 26,636 shares owned beneficially by Mr. Jacoby.

Also includes 113,685 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Mr. Jacoby is 111 Center Street, Little Rock, Arkansas 72201.

(8) Includes 10,666 shares owned by Dr. Chua's wife, as to which Dr. Chua disclaims beneficial ownership, and 1,636 shares owned beneficially by Dr. Chua. Also includes 113,685 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Dr. Chua is c/o Laboratory of Plant Molecular
Biology,  Rockefeller University,  1230  York  Avenue,  New  York,  New  York
10021-6399.

(9) The mailing address for Messrs. Jagodinski, Avery, Dismuke, Greene, Hugie and Willeke is One Cotton Row, Scott, Mississippi 38772.

(10) Includes 3,555 shares owned by Mr. Jagodinski's wife, as to which Mr. Jagodinski disclaims beneficial ownership, and 91,925 shares owned beneficially by Mr. Jagodinski. Also includes 492,012 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 12,902 shares of restricted stock.

(11) Includes 698 shares owned by Mr. Murphy's wife, as to which Mr. Murphy disclaims beneficial ownership, and 1,636 shares owned beneficially by Mr. Murphy. Also includes 111,907 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Mr. Murphy is 200 East 42nd Street, 9th Floor, New York, New York 10017.

(12) Includes 38,000 shares owned by a Charitable Remainder Unit Trust, as to which Mr. Robinson disclaims beneficial ownership, and 105,316 Shares owned beneficially by Mr. Robinson. Also includes 20,794 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Mr. Robinson is 1520 Woodruff Lane, Bloomington, Indiana 47401.

(13) Includes 27,500 shares owned by North American Capital Corporation, as to which Mr. Roth has sole power to vote and sole power of disposition, and 24,969 shares owned beneficially by Mr. Roth. Also includes 113,685 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Mr. Roth is 510 Broad Hollow Road, Suite 206, Melville, New York 11747.

(14) Includes 32,081 shares owned beneficially by Mr. Scheidt. Also includes 113,685 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter. The mailing address for Mr. Scheidt is 54 South White Station Road, Memphis, Tennessee 38117.

(15) Includes 4,000 shares of restricted stock.

(16) Includes 53,096 shares owned beneficially by Mr. Dismuke. Also includes 150,812 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 6,144 shares of restricted stock.

(17) Includes 3,664 shares owned beneficially by Mr. Greene. Also includes 102,302 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 6,746 shares of restricted stock.

(18) Includes 2,243 shares owned beneficially by Mr. Hugie. Also includes 65,046 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 2,607 shares of restricted stock.

(19) Includes 17,321 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 1,258 shares of restricted stock.

(20) Includes 1,667,247 shares of common stock issuable upon exercise of stock options vested as of October 6, 2006, or within 60 days thereafter, and 50,803 shares of restricted stock.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Registration Rights

     Monsanto, as the sole holder of our preferred stock, has certain registration rights associated with the common stock into which the preferred stock is convertible. Monsanto has not converted the preferred stock as of the record date.

     Cotton Biotechnology Research Contracts

     In October 2002, we and DeltaMax Cotton LLC, a limited liability company jointly owned with Verdia, Inc., or Verdia, a wholly-owned indirect subsidiary of DuPont, entered into collaborative research agreements with Temasek Life Sciences Laboratory, or TLL, an organization organized under the laws of Singapore. In February 2004 and November 2004, we entered into license agreements for technology owned by TLL which is used in the development of cotton products. Dr. Nam-Hai Chua, one of our directors, was the Chief Scientific Advisor of Temasek Capital from April 2001 to March 2003 and was appointed to be Corporate Advisor to Temasek Holdings from April 2003 through March 2006, and has advised TLL since April 2004. Temasek Holdings is the parent company of TLL and Temasek Capital. The value of the TLL agreements with us and DeltaMax exceeds $60,000; however, the agreements are not material, as defined by the SEC. The agreements also are not material for Temasek, and according to Dr. Chua he did not advise TLL on those agreements and he derives no particular or direct benefit from the agreements. Dr. Chua recuses himself from any discussion and vote regarding DeltaMax's and our agreements with TLL. In addition, Dr. Chua has been a paid consultant to Pioneer Hi-Bred International, Inc., a DuPont subsidiary, for several years and continues in this capacity. DuPont acquired Verdia in July 2004. Dr. Chua did not consult with Pioneer/DuPont regarding this acquisition and he recuses himself from any discussion and vote regarding DeltaMax.

        PROPOSAL 2 - ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING

     If we fail to receive a sufficient number of votes to adopt the merger agreement, we may propose to adjourn or postpone the special meeting, if a quorum is present, for a period of not more than 120 days for the purpose of soliciting additional proxies to adopt the merger agreement. We currently do not intend to propose adjournment or postponement of our special meeting if there are sufficient votes to adopt the merger agreement. Approval of the proposal to adjourn or postpone our special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast at the special meeting by holders of shares of our common stock present or represented by proxy and entitled to vote thereon.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE MEETING TO ADOPT THE MERGER AGREEMENT.

                                 OTHER MATTERS

     The board of directors currently knows of no other business that will be presented for consideration at the special meeting. Nevertheless, should any business other than that set forth in the notice of special meeting of stockholders properly come before the meeting, the enclosed proxy confers discretionary authority to vote with respect to such matters, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

                         FUTURE STOCKHOLDER PROPOSALS

     If the merger is completed, we will no longer have public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and to participate in our stockholder meetings. We intend to hold the 2007 Annual Meeting only if the merger is not completed, or if we are required to do so by law.

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be included in the proxy statement and presented at the 2007 Annual Meeting should have been received by us no later than August 1, 2006. With regard to stockholder proposals not included in our proxy statement but which a stockholder wishes to be brought before the 2007 Annual Meeting, our bylaws establish an advance notice procedure which requires that we receive notice of such a proposal by not less than 60 days nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. In addition to the above requirements as to timeliness, the proposals must meet certain eligibility requirements of the SEC.

NOMINATION OF DIRECTOR CANDIDATES

     The Nominating Committee has adopted a policy with regard to considering a stockholder's nominee. To submit a nominee for consideration, a stockholder must provide the Nominating Committee:

     o proof of the stockholder's eligibility to submit proposals in accordance with Rule 14a-8(b) of the Exchange Act;

     o a complete description of the candidate's qualifications, experience and background; and

     o    the candidate's signed consent to serve on the board.

     In general, the Nominating Committee will evaluate a candidate identified by a stockholder using the same standards as it uses for candidates it identifies. Before recommending a stockholder's candidate, the Nominating Committee may also:

     o consider whether the stockholder candidate will significantly add to the range of talents, skills and expertise of the board;

     o    conduct   appropriate   verifications   of  the  background  of  the
          candidate; and

     o    interview  the  candidate  or  ask  the  candidate  for   additional
          information.

     The Nominating Committee has full discretion not to include a stockholder's candidate in its recommendation of nominees to the board. If the Nominating Committee does not recommend a stockholder's candidate to the board, it will not make public the reason or reasons for its decision.

COPY OF BYLAW PROVISIONS

     You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     Our public filings are also available to the public from document retrieval services and at the Internet site maintained by the SEC at www.sec.gov.

     If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Georgeson Shareholder Communications, Inc., our proxy solicitor, toll free at (866) 296-6841.

                          INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information that we file later with the SEC, prior to the closing of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

     We incorporate by reference any documents that may be filed with the SEC between the date of this proxy statement and prior to the date of the special meeting of our stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements (except for information furnished to the SEC that is not deemed to be "filed" for purposes of the Exchange Act).

     Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Delta and Pine Land Company, Attention: Secretary, One Cotton Row, Scott, Mississippi 38772, Telephone (662) 742-4000. If you would
like to request documents, please do so by         , 2006, in order to receive
them before the special meeting. In addition, these documents may also be obtained through our website at www.deltaandpine.com.

     You should only rely on information provided in this proxy statement. No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is
dated       , 2006.  You should not assume that the  information  contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

                                  APPENDIX A

                               MERGER AGREEMENT

                                  APPENDIX B

                      [LETTERHEAD OF UBS SECURITIES LLC]

August 14, 2006

The Board of Directors
Delta and Pine Land Company
100 Main Street
Scott, Mississippi 38772

Dear Members of the Board:

     We understand that Delta and Pine Land Company, a Delaware corporation ("D&PL"), is considering a transaction whereby Monsanto Sub, Inc. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Monsanto Company, a Delaware corporation ("Monsanto"), will merge with and into D&PL (the "Transaction"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 14, 2006 (the "Merger Agreement"), among Monsanto, Merger Sub and D&PL, each outstanding share of the common stock, par value $0.10 per share, of D&PL ("D&PL Common Stock") will be converted into the right to receive $42.00 in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of D&PL Common Stock (other than Monsanto, Merger Sub and their respective affiliates) of the Consideration to be received by such holders in the Transaction.

     UBS Securities LLC ("UBS") has acted as financial advisor to D&PL in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS has provided investment banking services to D&PL unrelated to the proposed Transaction, for which UBS has received compensation. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of D&PL and Monsanto, and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to D&PL or D&PL's underlying business decision to effect the Transaction. Our opinion does not constitute a recommendation to any stockholder of D&PL as to how such stockholder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) D&PL, Monsanto and Merger Sub will comply with all material terms of the Merger Agreement and (ii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on D&PL or the Transaction. In connection with our engagement, we have not been authorized to solicit, and have not solicited, indications of interest in a business combination with D&PL from any party.

     In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to D&PL ; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of D&PL that were provided to us by the management of D&PL and not publicly available, including financial forecasts and estimates prepared by the management of D&PL ; (iii) conducted discussions with members of the senior management of D&PL concerning the business and financial prospects of D&PL ; (iv) conducted discussions with members of the senior management and other representatives of

The Board of Directors
Delta and Pine Land Company
August 14, 2006
Page 2

D&PL concerning outstanding litigation and certain other proceedings involving D&PL ; (v) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (vi) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vii) reviewed current and historical market prices of D&PL Common Stock; (viii) reviewed the Merger Agreement; and (ix) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

     In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities
(contingent or otherwise) of D&PL, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of D&PL as to the future performance of D&PL. In addition, based on the belief of the management of D&PL, we have assumed, at your direction solely for purposes of our analyses, that the value that D&PL could obtain for settling its pending litigation and arbitration proceedings with Monsanto, in the aggregate, would not be material to the financial position and prospects of D&PL, and we therefore have assumed that the outcome of such litigation and arbitration proceedings would not change the conclusion reached in our opinion. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of D&PL Common Stock (other than Monsanto, Merger Sub and their respective affiliates) in the Transaction is fair, from a financial point of view, to such holders.

     This opinion is provided for the benefit of the Board of Directors in connection with, and for the purpose of, its evaluation of the Transaction.

                                          Very truly yours,

                                          /s/ UBS Securities LLC

                                          UBS SECURITIES LLC

                                  APPENDIX C

APPRAISAL RIGHTS

     ss. 262. Appraisal rights. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss. ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of
determining  the  stockholders   entitled  to  receive  either  notice,   each
constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding.
Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         THE DIRECTORS AND OFFICERS OF
                          DELTA AND PINE LAND COMPANY
                      CORDIALLY INVITE YOU TO ATTEND OUR
                        SPECIAL MEETING OF STOCKHOLDERS
                                [DATE AND TIME]
                                  [LOCATION]

 You can vote in one of three ways: 1) by mail, 2) by telephone, 3) by internet.
             See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF THIS
          PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

                          Illinois Stock Transfer Co.
                     209 West Jackson Boulevard, Suite 903
                            Chicago, Illinois 60606

                                   IMPORTANT
  PLEASE COMPLETE BOTH SIDES OF THE PROXY CARD, SIGN, DATE, DETACH AND RETURN
                          IN THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                                                      DETACH ATTENDANCE CARD
                                                               HERE
DETACH PROXY CARD HERE                               AND MAIL WITH PROXY CARD
-------------------------------------------------------------------------------
          This  proxy is  solicited  on behalf of
          the   board   of   directors.   If  not
          otherwise   specified  on  the  reverse
          side,  this proxy will be voted FOR the
          adoption  of the merger  agreement  and
          FOR  the   proposal   to   adjourn   or
          postpone   the  Special   Meeting,   if
          necessary  or  appropriate,  to  permit
          further  solicitation  of proxies,  and
          in accordance  with the  recommendation
          of our board of  directors on any other
          matters  properly  brought  before  the
          meeting  for a  vote.  The  undersigned
          revokes  all proxies  heretofore  given
          to  vote  at  such   meeting   and  all
          adjournments or postponements.

-------------------------------------------------------------------------------
V  A
O  B
T  O
E  V                                          If  you  personally   plan  to
R  E                                          attend the Special  Meeting of
                                              Stockholders,   please   check

C  N                                          the box below  and list  names
O  A                                          of attendees.
N  M
T  E                                          Return   this   stub   in  the
R                                             enclosed  envelope  with  your
O  H                                          completed proxy card.
L  E             Dated:____________________
   R                                          I/We  do plan  to  attend  the
N  E                                          Special Meeting.  ______
U                  ________________________
M                                             Attendees:
B                  ________________________   ____________________________
E
R                  ________________________   ____________________________
                     (Please sign here)

    Please  sign  your  name as it  appears
    above.  If executed  by a  corporation,
    a  duly   authorized   officer   should
    sign.    Executors,     administrators,
    attorneys,   guardians   and   trustees
    should so  indicate  when  signing.  If
    shares are held  jointly,  at least one
    holder must sign.

    _______________________________

----------------------------------------------------------------------------

                               TO VOTE BY MAIL

  To vote by mail, complete both sides, sign and date the proxy card below.
        Detach the card below and return it in the envelope provided.

                             TO VOTE BY TELEPHONE

 Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

                  1. Read the accompanying Proxy Statement.
             2. Using a Touch-Tone telephone, call toll free and

                           follow the instructions.

  3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be completed and submitted
prior to                        , 2006 at               Central Standard
Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

    If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail

                             TO VOTE BY INTERNET

  Your internet vote is quick, confidential and immediate. Just follow these easy steps:

                  1. Read the accompanying Proxy Statement.
               2. Visit our internet voting site at and follow

                       the instructions on the screen.

   3. When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by internet must be completed and submitted
prior to                  , 2006 at               Central Standard Time.
Your internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a "secured" web page site. Your software and/or internet provider must be "enabled" to access this site. Please call your software or internet provider for further information if needed.

    If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

----------------------------------------------------------------------------

----------------------------------------------------------------------------
Has your name or address changed?  If  DELTA AND PINE LAND COMPANY REVOCABLE
so, please indicate changes below:                     PROXY

------------------------------------
                                       THIS PROXY IS SOLICITED ON BEHALF OF
------------------------------------          THE BOARD OF DIRECTORS

------------------------------------
                                       The undersigned hereby appoints Jerome
                                       C. Hafter and Kenneth M. Avery as
                                       Proxies, each with the power to
                                       appoint his substitute, and hereby
                                       authorizes each of them to represent
                                       and to vote, as designated below, all
                                       the shares of Common Stock of Delta
                                       and Pine Land Company which the
                                       undersigned is entitled to vote at the
                                       Special Meeting of Stockholders to be
                                       held on                   , 2006 or
                                       any adjournment thereof. If any other
                                       business is presented at the Special
                                       Meeting, including whether or not to
                                       adjourn the meeting, this proxy will
                                       be voted, to the extent legally
                                       permissible, by those named in this
                                       proxy in their best judgment.

-----------------------------------------------------------------------------
     DELTA AND PINE LAND COMPANY       1.  To adopt the Agreement and Plan of
   C/O ILLINOIS STOCK TRANSFER CO.     Merger, dated as of August 14, 2006,
209 WEST JACKSON BOULEVARD, SUITE 903  by and among Monsanto Company,
       CHICAGO, ILLINOIS 60606         Monsanto Sub, Inc. and Delta and Pine
                                       Land Company.

                                       FOR         AGAINST       ABSTAIN
                                          --              --            --
                                       2.  To approve the adjournment or
                                       postponement of the Special Meeting,
                                       if necessary or appropriate, to
                                       solicit additional proxies if there
                                       are insufficient votes cast at the
                                       time of the Special Meeting to adopt
                                       the merger agreement.

                                       FOR         AGAINST         ABSTAIN
                                          --              --            --
-----------------------------------------------------------------------------